As  filed  with  the  Securities  and  Exchange  Commission  on August 22, 2002.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                         NUTRI  BERRY  INDUSTRIES, INC.
                         ------------------------------
                 (Name of Small Business Issuer in its Charter)
                                 Amendment # 1

            Nevada                          5150                98-0374630
(State or other jurisdiction of      (Primary  Standard      (I.R.S. Employer
incorporation or organization)  Industrial Classification   Identification No.)
                                        Code Number)


      (Address, including zip code, telephone number, including area code of registrant's principal executive offices)
                              20269 Fraser Highway
                    Langley, British Columbia, Canada V3A 4E7
                         (604) 866-8887, fax (604) 864-6114

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               Agent for Service:
                          Mr. Henry Martens, President
                              20269 Fraser Highway
                    Langley, British Columbia, Canada V3A 4E7
                       (604) 866-8887, fax (604) 864-6114


Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


CALCULATION OF REGISTRATION FEE




Title of each                                                Proposed
class of               Amount          Proposed              Maximum                   Amount of
Securities             to be           Offering Price        Aggregate                 Registration
to be Registered       Registered      Per Share             Offering Price (1)        Fee
----------------       ----------      --------------        ------------------        ------------
                        Maximum:
Common stock,          2,000,000         $2.50                  $5,000,000              $1,195.00*
par value $.001         Minimum:
per share                 20,000         $2.50                      50,000



*This registration fee is calculated at $.000239 per 1,000,000 shares, i.e. 2,000,000 shares of common stock at the offering price of $2.50 based on the maximum aggregate offering price of the securities being registered in accordance with Rule 457(o) under the Securities Act of 1933.

Note: Specific details relation to the fee calculation shall be furnished in a note to the table, including references to provisions of Rule 457 (ss. 230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457 (o) under the Securities Act of 1933, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee needed to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act of 1933.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                PROSPECTUS
                                 August 22, 2002

                          NUTRI BERRY INDUSTRIES, INC.
                                  "Nutri Berry"



Title of each                                       Proposed                Proposed
Class of Securities          Amount to            Offering Price            Aggregate
to be Registered           be Registered            Per Share             Offering Price

                           Maximum:
Common Stock               2,000,000                 $2.50                  $5,000,000.
                           Minimum
                              20,000                 $2.50                     $50,000.

The information in this prospectus is not complete and may be changed. Nutri Berry may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

- This is a self-underwritten best efforts minimum/maximum offering, which is not underwritten by a registered broker/dealer of up to 2,000,000 shares of Nutri Berry's Common stock.
- Nutri Berry's President and Vice President will be the only officers and directors selling these shares of Common stock and Nutri Berry will receive all of the proceeds from the sale of up to 2,000,000 shares. There is no selling commission associated with the sale of these shares of Common stock.

- All funds derived from this Offering will be held by Nutri Berry, in an account entitled "Nutri Berry Industries, Inc. Special Account", and under control of the President and Vice President of Nutri Berry, until the minimum proceeds are received and accepted by Nutri Berry. This account is a non-interest bearing account and has no escrow or trust provisions. In the event that the minimum amount of shares of common stock has not been sold by the Termination Date of September 30, 2003, then all funds will be promptly returned to the investor(s) without interest or deduction on or before ten days following the Termination Date. In the event that the minimum amount of shares of common stock is sold, then all subsequent sales of common stock will be deposited to the "Nutri Berry Industries, Inc. Special account" and transferred to the general account once the share certificates are issued to the investor.

- An investor is not limited to a minimum or maximum amount of shares of Common stock to be purchased, pending availability.
- No officer, director, affiliates or any related party of Nutri Berry may purchase these securities offered to meet the minimum of shares offered.

- There is currently no market for Nutri Berry shares of common stock. Nutri Berry intends to apply through a registered broker/dealer to list its shares on the OTC Bulletin Board or a regional stock exchange under the symbol "NTBY", however there is no assurance that Nutri Berry will be assigned that symbol.
- Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offence. An investor should only rely on the information contained in this document. Nutri Berry has not authorized anyone to provide any investor that is different. This document may only be used where it is legal to sell these securities. THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                                TABLE OF CONTENTS

PART  I  -  PROSPECTUS

Prospectus  Summary                                                           3
The  Offering                                                                 4
Risk  Factors                                                                 5
Use  of  Proceeds                                                            16
Dilution                                                                     17
Determination  of  Offering  Price                                           18
Plan  of  Distribution                                                       18
Dividends                                                                    19
Legal  Proceedings                                                           19
Directors,  Executive  Officers,  Promoters  and  Control  Persons           19
Executive  Compensation                                                      22
Security  Ownership of Officers, Directors and Certain Beneficial Owners     23
Description  of  Securities                                                  25
Description  of  Business                                                    26
Management's  Discussion  and  Analysis  or  Plan  of  Operation             32
Description  of  Property                                                    35
Certain  Relationships  and  Related  Transactions                           36
Market  for  Common  Equity  and  Related  Stockholder  Matters              37
Disclosure  of  Commission  Position  on  Indemnification  for
    Securities Act  Liabilities                                              38
Available  Information  and  Reports  to  Securities  Holders
Where  You  Can  Find  More  Information                                     38
Transfer  Agent                                                              39
Interest  of  Named  Experts  and  Counsel                                   39
Financial  Statements                                                        40


PART  II  -  INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

Indemnification  of  Directors  and  Officers                                51
Other  Expenses  of  Issuance  and  Distribution                             52
Recent  Sales  of  Unregistered  Securities                                  52
Exhibits                                                                     53
Undertakings                                                                 54

PROSPECTUS  SUMMARY

     This prospectus summary highlights selected information contained elsewhere in this prospectus. You should read the following summary in conjunction with the more detailed financial information together with the more detailed information regarding Nutri Berry Industries, Inc. and the shares of common stock being sold in this offering, which information appears elsewhere in this prospectus.


                          NUTRI BERRY INDUSTRIES, INC.


     Nutri Berry Industries, Inc., ("Nutri Berry" or the "Company") was incorporated under the laws of the Province of British Columbia, Canada, as Goldfish Resources, Inc. on August 16, 1996; the Company then organized Goldfish Industries, Inc. on July 20, 1999, in the state of Nevada and changed its domicile to the state of Nevada by virtue of a Plan of Merger and Reorganization and Change of Domicile with the Nevada corporation on August 3, 1999.

     The primary objective of the business is designed to market high-quality, berry crops (the "Product") to a number of berry distributors and food processors for (1) the general food market and (2) nutriceutical processors and distributors. "Nutriceuticals" or "Nutraceuticals" is the term used for products that are made from plant, vegetable or fruit properties or components that are purported to have medicinal or quasi-medicinal benefits. According to a number of industry definitions, "Nutriceutical" or "Nutraceuticals" is a coined word crossing the words "nutritional" and "pharmaceutical" and generally coming to mean any nutritional supplement designed for any specific clinical purpose(s). Due to US regulations, clinical or medical claims cannot be made for nutriceuticals. Thus, all are functionally (legally) on the market as foods for general consumption or health foods to be used as "supplements" to nutrition.
      Nutri Berry intends to market its Product in the fresh, frozen and freeze dried form to various general food distributors and food processors such as grocery distributors and food processors and export food distributors and food processors and nutriceutical distributors and processors as a powdered and/or dried product for ingredients in vitamin supplements, encapsulated health and wellness powders, health and energy bars, and other products related to health food.
     Under previous management in 1999, the Company entered into the prospect of developing a Cuban-seed cigar business in the Dominican Republic. It was the proposed plan to manufacture the cigars in the Dominican Republic and sell the cigars in the North American marketplace. However, due to the many difficulties in acquiring a suitable manufacturing facility, raising the investment capital to enter the cigar manufacturing business and declining number of cigar smokers in the proposed market, the Company decided to look for other business opportunities. In December, 2001, the Company abandoned the cigar project. On April 15, 2002, the Company installed new officers and directors. Mr. Henry Martens, the Company's President and Board Chairman, was acquainted with the Company's previous management. Mr. Martens believed that the business of buying and selling berry crops was potentially profitable. The Company changed it name to Nutri Berry Industries, Inc. on April 29, 2002. Nutri Berry is in its development stage with a "going concern" qualification from the Company's auditor. Nutri Berry has had no operating revenues to date. The Company incurred operating losses of $291,234 from Inception to December 31, 2001, the end of its latest fiscal year and $173,562 to the period ending June 30, 2002. The Company spent a total of $464,796 on organization expense and research and development from inception to June 30, 2002. The Company expects its accumulated deficit to grow in the foreseeable future.



                              BUSINESS BACKGROUND

     Nutri Berry is in the wholesale produce business, specifically in the wholesale bulk purchase of certain berry crops from the Fraser Valley of British
Columbia,  Canada.    Nutri  Berry's  immediate  business  objective  is  the
acquisition and redistribution of fresh, frozen, concentrated, dried and powdered blueberry and cranberry crops (the "Products"). The Company has a contract to purchase blueberry and cranberry crops from the Gladwin Farms of Abbotsford, British Columbia, Canada for the crop year 2002, 2003 and 2004 under similar terms and conditions. These wholesale crops and related products distribution is directed to (1) the general food industry and (2) the recently developed nutriceutical industry for the manufacturing of health foods, functional food, vitamins and other supplements.


            NAME, ADDRESS AND TELEPHONE NUMBER OF THE REGISTRANT


Nutri  Berry  Industries,  Inc.
20269  Fraser  Highway
British  Columbia
Canada  V3A  4E7
(604)  866-8887,  fax  (604)  864-6114


                                  THE OFFERING

     Shares offered by the Company: a minimum of 20,000 shares of common stock and a maximum of 2,000,000 shares of common stock @$2.50 per share. This offering is self-underwritten and not underwritten by a registered broker/dealer and is on a "best efforts" basis. An investor is not limited to a minimum or maximum amount of shares to be purchased, pending availability. All funds will be deposited into a segregated account entitled "Nutri Berry Industries, Inc. Special Account", under control of management, until the minimum amount of the offering has been received and accepted by the Company. In the event that the minimum amount of 20,000 shares of common stock is not sold by the termination date of September 30, 2003, all funds will be returned to the investor(s), without interest or deduction, promptly within ten days following the termination date. The only persons allowed to sell this offering are Mr. Henry Martens, Nutri Berry's President and Board Chairman and Dr. Lou Sawchenko, Nutri Berry's Vice-President and Director. There are no commissions being charged to Nutri Berry in connection with this offering.
     Shares Outstanding as of June 30, 2002: 6,199,615 shares of common stock; no shares of preferred stock.
     There will be no affiliates of the Company allowed to purchase shares of common stock to achieve the minimum amount of the offering.

     Use of Proceeds - Nutri Berry will utilize the proceeds from the sale of the shares of common stock for business development. See "Use of Proceeds", page 16.

     Trading Symbol - There is currently no market for the Nutri Berry shares of common stock, however Nutri Berry intends to apply through a registered broker/dealer to trade its shares on the OTC Bulletin Board or a regional stock exchange under the symbol "NTBY". However, there is no assurance that Nutri Berry will be assigned that symbol.


RISK  FACTORS


     An investment in the shares of Nutri Berry's common stock is highly speculative and involves a high degree of risk. Therefore, an investor should consider all of the risk factors discussed below, as well as the other information contained in this document. An investor should not invest in the Company's shares of common stock unless he or she can afford to lose all or part of the entire investment.


RISK  FACTORS  RELATED  TO  NUTRI  BERRY'S  OPERATIONS:


NUTRI  BERRY  IS  A "DEVELOPMENT STAGE" COMPANY, HAS NO REVENUES, AN ACCUMULATED
--------------------------------------------------------------------------------
DEFICIT  AND  MAY  HAVE  CONTINUED  LOSSES  FOR  THE  FORESEEABLE FUTURE WITH NO
--------------------------------------------------------------------------------
ASSURANCE  OF  PROFITABILITY.
-----------------------------

     The Company is in the development stage and, to date, has not earned any revenues from operations since its inception on August 16, 1996. The Company has continued to incur losses since August, 1996. Since new management took control of Nutri Berry in April, 2002, the Company's principal activities have been organizational and developmental in nature. As a consequence, as of June 30, 2002, the Company had an accumulated deficit of $464,796. through June 30, 2002, Nutri Berry has generated no revenues from operations, have incurred expenses and have sustained losses. In addition, Nutri Berry expects to continue to incur operating expenses. As a result, Nutri Berry will need to generate significant revenues to achieve profitability, which may not occur. Nutri Berry expects its operating expenses to increase significantly as a result of the further implementation of Nutri Berry's business plan. Since Nutri Berry has not yet completed developing its website and as the Company has no operating history of marketing and redistribution of fresh, frozen, concentrate, dried and powdered berries to the general food industry and the nutriceutical industry, Nutri Berry's business may never generate sufficient revenues to meet its expenses or achieve profitability. Even if the Company does achieve profitability, the Company may be unable to sustain or increase profitability on a quarterly or annual basis in the future. It is possible that the Company will never achieve profitability.



NUTRI  BERRY'S  AUDITOR'S  REPORT  HAS  A  "GOING  CONCERN"  QUALIFICATION.
---------------------------------------------------------------------------
     The Company's independent auditor's report on the Company's financial statements includes an explanatory paragraph in "Note 4. Going Concern" that states: "Continuation of the Company as a going concern is dependent upon the Company obtaining additional working capital. There is no assurance that the Company will be able to obtain any financing to continue as a going concern."



NUTRI  BERRY  IS  SOLELY  DEPENDENT  UPON  THIS  OFFERING TO COMMENCE MEANINGFUL
--------------------------------------------------------------------------------
BUSINESS  OPERATIONS.
---------------------
     Nutri Berry is solely dependent upon obtaining a minimum of 25% of the proceeds ($1,250,000) from this offering to commence any meaningful business operations. The Company must have sufficient working capital to be able to commence and sustain its business operations for the first 24 months. It is highly unlikely that the Company will be able to continue any meaningful business operations unless the Company is successful in financing of operations by way of the sale of shares of common stock in this offering.



NUTRI  BERRY  MAY  INCUR  OTHER BUSINESS PROBLEMS AS A DEVELOPMENT STAGE COMPANY
--------------------------------------------------------------------------------
WHICH  COULD  RESULT  IN  BUSINESS  DELAYS  OR  BUSINESS  FAILURE.
------------------------------------------------------------------
     Potential investors should be aware of the problems, delays, expenses, difficulties, and risks encountered by a company in the development stage, particularly in a rapidly changing industry, dependent on weather, other forces of nature and the environment, all of which are beyond the control of the Company. Such risks may include anticipated and unanticipated problems relating to the redistribution of fresh, frozen, dried and powdered berries and berry concentrates to potential customers.



NUTRI  BERRY  MAY  ENCOUNTER  MARKETING  RESISTANCE  FOR  ITS  COMPONENTS IN THE
--------------------------------------------------------------------------------
NUTRICEUTICAL  INDUSTRY  WHICH  COULD  RESULT  IN  LACK  OF  PRODUCT  SALES  AND
--------------------------------------------------------------------------------
SUBSEQUENT  REVENUES.
---------------------
     Nutri Berry may encounter resistance in the developing and marketing of new products to the nutriceutical industry. In addition, the Company could also face a number of risks specific to entities attempting to introduce new nutriceutical products, including the existence or development of competing products, and the failure of the Company to develop a wholesale market for the Company's nutriceutical products. The Company expects to continue to incur losses until such time, if ever, as the Company's revenues exceed its expenses.



NUTRI  BERRY  IS  IN  THE  EARLY  STAGES  OF  NUTRICEUTICAL  MARKET  DEVELOPMENT
--------------------------------------------------------------------------------
WITH FRAGMENTED INDUSTRY INFRASTRUCTURE WHICH COULD RESULT IN BUSINESS DELAYS,
--------------------------------------------------------------------------------
LACK OF  REVENUES  AND  BUSINESS  FAILURE.
------------------------------------------
     Even though the general food industry is well established with several dominant leaders, the nutriceutical market suitable for sales of the Nutri Berry's products is at an early stage of development, is evolving rapidly, and is characterized by an increasing number of market entrants who have introduced, or are developing competing products. As is typical of a new and rapidly evolving industry, the demand and market acceptance for recently introduced nutriceutical products is subject to a certain level of market acceptance. In the initial phases of the Nutri Berry business plan, the Company intends to have approximately 10% of its total sales to nutriceutical food processors and increasing to over 35% of its total sales in the course of five years. If Nutri Berry's wholesale market to nutriceutical manufacturers fails to develop or develops more slowly than expected, or if Nutri Berry's products do not achieve market acceptance by a significant number of nutriceutical wholesale product purchasers, the Nutri Berry's business, financial conditions, prospects and operating results will be materially adversely effected.



NUTRI  BERRY  IS  SUBJECT  TO RAPID AND SIGNIFICANT CHANGES IN FOOD PRODUCTS AND
--------------------------------------------------------------------------------
THERE  IS NO ASSURANCE OF MARKET ACCEPTANCE AND CONTINUATION OF CERTAIN PRODUCTS
--------------------------------------------------------------------------------
WHICH  COULD  RESULT  IN  LACK  OF  REVENUES  AND  BUSINESS  FAILURE.
--------------------------------------------------------------------
     The general food, health food and functional food industry is subject to change in consumer tastes, products improvement and improved process technologies which may render Nutri Berry's products not competitive. In addition, consumer acceptance of general food, health food and functional food products and their contents is changing continually. Such rapid change may, in a very short period of time, impose additional, unforeseen costs to Nutri Berry in that Nutri Berry may be required to modify its product sales to adapt to such changes. There can be no assurance that Nutri Berry will be able to successfully modify its sales of fresh, frozen, concentrate, dried or powdered berry products as may be necessary in a timely manner, or at all.



NUTRI  BERRY  MAY  BE SUBJECT TO A "CLOSED STANDARD" IN THE SALE OF ITS PRODUCTS
--------------------------------------------------------------------------------
WHICH  COULD  CAUSE  BUSINESS  DELAYS  OR  BUSINESS  FAILURE.
-------------------------------------------------------------
     While Nutri Berry intends that its Products will be compatible with the government standards promulgated by leading general food and nutriceutical industry participants, however there is widespread adoption of a proprietary or "closed" standard. A "closed standard' is a standard of food product and/or its food processing process that precludes all participants other than those it was specifically designed to accommodate. An example of a "closed standard" is that of the "Craisin" cranberry/raisin product marketed by Ocean Spray and the "cold infusion" cranberry patented by Urban Processing. These standards, being patented processes preclude competition. This "closed standard" could preclude Nutri Berry from effectively selling its Products to manufacturers in the general food and nutriceutical industries. In addition, even if a non-proprietary industry standard is established, it is possible that Nutri Berry's Products will not be acceptable to that standard or on commercially reasonable terms which could have a material adverse effect on Nutri Berry's business, financial condition, prospects and operating results.



NUTRI  BERRY'S  COMPLIANCE  WITH  INDUSTRY  STANDARDS  MAY  NOT BE SUFFICIENT TO
--------------------------------------------------------------------------------
ACHIEVE  MARKET ACCEPTANCE WHICH COULD RESULT IN LACK OF PRODUCT SALES RESULTING
--------------------------------------------------------------------------------
IN  BUSINESS  DELAYS  OR  BUSINESS  FAILURE.
--------------------------------------------
     Even if Nutri Berry's products are compatible with industry standards, it is possible that Nutri Berry's products will not achieve market acceptance to the general good industry or nutriceutical manufacturers. Furthermore, there can be no assurance that Nutri Berry will be able to respond to technological changes or evolving industry standards in a timely manner, if at all. The potential inability of Nutri Berry to respond to changing market conditions, technological developments, evolving industry standards or changing customer requirements would have a material adverse effect on Nutri Berry's business, financial condition, prospects and operating results.



NUTRI  BERRY  EXPECTS  TO  HAVE  QUARTER-TO-QUARTER  FLUCTUATIONS  IN  REVENUES,
--------------------------------------------------------------------------------
EXPENSES,  LOSSES  AND  CASH  FLOW,  SOME OF WHICH COULD BE SIGNIFICANTAND COULD
--------------------------------------------------------------------------------
ADVERSELY  MATERIALLY  AFFECT  THE  BUSINESS  OPERATIONS.
---------------------------------------------------------
     Results of operations will depend upon certain harvest and sale factors, some of which are beyond Nutri Berry's control, including market acceptance of the Company's products and services, new product and service introductions, and competition. Therefore, the Company may have significant fluctuations in revenue from quarter to quarter based on several risk issues such as the contract basis of obtaining orders, seasonal nature of availability of products, possible inadequate quality of products to meet order specifications, inadequate quantity of products to meet order specifications and the sourcing of sales opportunities.



NUTRI  BERRY IS MATERIALLY DEPENDENT UPON ITS KEY PERSONNEL AND THE LOSS OF SUCH
--------------------------------------------------------------------------------
KEY  PERSONNEL  COULD  RESULT  IN  DELAYS  IN  THE FURTHER IMPLEMENTATION OF ITS
--------------------------------------------------------------------------------
BUSINESS  PLAN  OR  BUSINESS  FAILURE.
--------------------------------------
     Nutri Berry depends upon the continued involvement of Mr. Henry Martens, the Company's President, Chief Executive Officer and Board Chairman, and Dr. Lou Sawchenko, the Company's Vice President and Director. As Nutri Berry is start up or development company, the further implementation of the Company's business plan is dependent on the entrepreneurial skills and direction of management. The position of the president and vice-president of Nutri Berry is to guide and direct the activity and vision of the Company. This direction requires an awareness of the market, the competition, current and future markets and technologies that would allow the Company to continue its operations. The loss or lack of availability of these individuals could materially adversely affect Nutri Berry's business and operations. Nutri Berry does not carry "key person" life insurance for either of these officers and directors and Nutri Berry would be adversely affected by the loss of either of these two key employees. Presently there are no employment agreements with either Mr. Henry Martens or Dr. Lou Sawchenko.



NUTRI BERRY MUST ACHIEVE A MINIMUM OF 25% OF THE PROCEEDS FROM THIS OFFERING FOR
--------------------------------------------------------------------------------
KEY  PERSONNEL  TO  BE  ABLE  TO  DEVOTE  FULL TIME AND ATTENTION TO THE FURTHER
--------------------------------------------------------------------------------
IMPLEMENTATION  OF  THE  COMPANY'S  BUSINESS  PLAN.
---------------------------------------------------
     In the event that Nutri Berry does not achieve a minimum of 25% of the proceeds of this offering the president and vice president will not be able to devote full time to the Company's business and operations. If the minimum amount of proceeds are achieved, i.e. the sale of 20,000 shares of common stock at $2.50 per share, then the president will be able to devote approximately 10 hours per week on the Company's business and operations and the vice-president will be able to devote approximately 8 hours per week on the Company's business and operations. The Company's secretary and director spends approximately 2 hours per month on the secretarial duties at the Company's monthly board of directors meeting.

NUTRI BERRY'S COMPETITION ARE MEDIUM TO LARGE SIZED COMPANIES WHICH MAY BE ABLE
--------------------------------------------------------------------------------
TO USE THEIR FINANCIAL STRENGTH TO  DOMINATE  THE MARKET WHICH WOULD MATERIALLY
--------------------------------------------------------------------------------
ADVERSELY  AFFECT  THE  COMPANY'S  ABILITY  TO  COMPETE  EFFECTIVELY.
--------------------------------------------------------------------
     The market for all general food and nutriceutical products is highly competitive, rapidly evolving, resulting in a dynamic competitive environment, with several dominant national and multi-national leaders. Nutri Berry will have to compete with companies that have substantially greater financial, marketing, technical and human resources capabilities. In addition, new companies may enter the market with new products and services that may be competitive with products and services offered or to be offered by Nutri Berry. Because there are potential entrants to the general food manufacturing and nutriceutical manufacturing fields, it is extremely difficult to assess which companies are likely to offer competitive products and services in the future, and in some cases it is difficult to discern whether an existing product is competitive with Nutri Berry's products. Competitive factors in the general food manufacturing and nutriceutical manufacturing include product quality, marketing and distribution resources, customer service and support and price of Product. Nutri Berry expects competition to persist and intensify in the future.
     Some of Nutri Berry's competitors are much larger companies than Nutri Berry, which are very well capitalized and can utilize their strong market share for further growth that may impede the Company's ability to generate enough sales to cover the costs of marketing the Product. Several of the Company's competitors have longer operating histories, greater name recognition, larger client bases and significantly greater financial, technical and marketing resources than Nutri Berry. Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential clients. In addition, many of Nutri Berry's current or potential competitors, such as Ocean Spray, Decas, Sunrype, Milne, Timbercrest, Lucerne and Northland have broad distribution channels that may be used to distribute competing products directly to end-users or purchasers. It is possible that Nutri Berry will not be able to compete effectively with current or future competitors. It is possible that such competition will have a material adverse effect on Nutri Berry's business, financial condition, prospects or operating results.



NUTRI BERRY IS SUBJECT TO CHANGES IN FOOD AND VALUE-ADDED TECHNOLOGIES WHICH MAY
--------------------------------------------------------------------------------
MAKE  IT DIFFICULT FOR NUTRI BERRY TO READILY ADAPT TO THE MARKETPLACE RESULTING
--------------------------------------------------------------------------------
IN  DELAYS  IN  BUSINESS  OPERATIONS  OR  BUSINESS  FAILURE.
-----------------------------------------------------------
     Nutri Berry is researching and developing its own value-added processes. If Nutri Berry is able to receive 50% of the proceeds in this offering, Nutri Berry will have "on site" equipment to further treat and process the Product for specialized nutriceutical product manufacturers. The food science technology is characterized by constant technological developments, evolving industry standards, changing customer demands and frequent introductions of new and improved products and product enhancements. Because Nutri Berry has limited financial resources, management believes that the Company's success depends upon its ability to improve the quality, content and reliability of the Product in response to both evolving demands of the general food industry and the nutriceutical industry with competitive Product. Nutri Berry cannot assure any investor that the Company will be able to successfully market and to continue to provide the marketplace with quality products at competitive prices. If Nutri Berry is not successful and its Product is not accepted by general food and nutriceutical manufacturers, Nutri Berry could lose its potential customers base to its competitors.



NUTRI BERRY  IS  SUBJECT  TO RISKS OF DEFECTS AND DEVELOPMENT DELAYS WHICH COULD
--------------------------------------------------------------------------------
CAUSE  DELAYS  IN  BUSINESS  OPERATIONS.
----------------------------------------
     Nutri Berry has not sold any existing Product and there are a number of proposed products. Products based on sophisticated process technologies, such as the mass production in the general food industry and in the recently developed industry of nutriceuticals, often encounter development delays and may lack consumer acceptance when introduced. Even though the consumer acceptance is more of a hardship on the manufacturer as Nutri Berry only provides the components for nutriceutical manufacturing, if the consumer acceptance does not create a viable market for the finished products, then Nutri Berry will not be able to sell the Product to the nutriceutical manufacturer. As a result, Nutri Berry may experience delays in the business objective of the Company and the further sale of the Product. It is possible that Nutri Berry will experience development delays, which could result in the lack of sales of the Product which could have a material adverse effect on Nutri Berry's business, financial condition, prospects and operating results.



NUTRI  BERRY'S  NEED  FOR ADDITIONAL PERSONNEL COULD CAUSE DELAYS IN THE FURTHER
--------------------------------------------------------------------------------
IMPLEMENTATION  OF  THE  COMPANY'S  BUSINESS  OBJECTIVES.
---------------------------------------------------------
      The ability to further implement the Nutri Berry's business plan, of which the essential elements are research and development and sales and marketing activities, will depend upon Nutri Berry's ability to hire and retain senior and middle level, highly-skilled individuals. Such individuals must be experienced in the operation of certain aspects of Nutri Berry's business. The additional personnel required will include research and development food technologists, production system specialists, accounting and business development experts and a sales and marketing team. Competition for such personnel is intense and it is possible that Nutri Berry will not be successful in attracting and retaining qualified personnel. Nutri Berry's potential failure to attract and retain such additional personnel would have a material adverse effect on the Company's business and operations.



NUTRI  BERRY  MAY  NOT  BE ABLE TO MANAGE GROWTH WHICH COULD RESULT IN DELAYS IN
--------------------------------------------------------------------------------
BUSINESS  OPERATIONS.
---------------------
     In the event that there is acceptance for the Product by the general food purchasers and nutriceutical manufacturers, management of Nutri Berry anticipates that it will potentially be required to expand its operations to address such market demand. In addition, Nutri Berry anticipates significantly increasing the size of its sales and marketing staff following the completion of the Company receiving and accepting a minimum of 25% of the proceeds of this offering. It is possible that such internal expansion will not be successfully completed, that such expansion will not enable Nutri Berry to generate sufficient revenues, or that Nutri Berry will not be able to compete successfully against the significantly more extensive and well-funded sales and marketing operations of Nutri Berry's existing and potential competitors. Nutri

Berry's potential growth and the integration of operations are expected to place a significant strain on Nutri Berry's managerial, operational and financial resources. The inability of Nutri Berry to promptly address and respond to these circumstances could have a material adverse effect on Nutri Berry's business, financial condition, and operating results.



NUTRI  BERRY  MAY  ENTER  INTO  POTENTIAL  BUSINESS  COMBINATIONS  THAT COULD BE
--------------------------------------------------------------------------------
DIFFICULT  TO  INTEGRATE  AND  MAY  DISRUPT  BUSINESS  OPERATIONS.
------------------------------------------------------------------

     Nutri Berry's management believes that the business plan is ideal and conducive to business combinations such as joint venture partnerships and other potential business combinations in the general food and nutriceutical industries. Nutri Berry may also seek foreign entities for the distribution of the Product in the Far East and other specific locations outside of North
America. There may be business combinations with general food industry and nutriceutical products manufacturers and distributors. Nutri Berry may wish to acquire certain manufacturers and/or distributors in the general business of Nutri Berry.
     In the event of an acquisition in the wholesale berry business or berry products manufacturing business, any business combination may be difficult to integrate into Nutri Berry's day to day operations. If Nutri Berry does enter into a business combination, it is possible that the key personnel of such business will not want to integrate with Nutri Berry's management and/or business operations.


NUTRI BERRY MAY NEED ADDITIONAL CAPITAL TO FURTHER FINANCE ITS BUSINESS PLAN AND
--------------------------------------------------------------------------------
SUCH  FINANCING  MAY  BE  UNAVAILABLE OR TOO COSTLY AND COULD REDUCE THE CURRENT
--------------------------------------------------------------------------------
STOCKHOLDERS  OWNERSHIP.
------------------------

     Nutri Berry's ability to research and develop the core process technologies the Company is planning to utilize, to sustain operation and successful market the Product is dependant upon the Company's ability to secure financing and allocate sufficient funds required to support the Company's research and marketing activity. Additional financing may not be available on favorable terms or even at all. If the Company raises additional funds by selling shares of common or preferred stock, the percentage ownership of the Company's then current stockholders will be reduced. If the Company cannot raise adequate funds to satisfy its capital requirements, the Company may have to limit its operations significantly. The Company's ability to raise additional funds may diminish if the public equity markets become less supportive of the industry and other food industry factors.


NUTRI  BERRY  HAS ITS PRINCIPAL OFFICE IN BRITISH COLUMBIA, CANADA, WHICH MAY BE
--------------------------------------------------------------------------------
DIFFICULT  TO EFFECT SERVICE OF PROCESS AND TO ENFORCE ANY JUDGMENTS FROM UNITED
--------------------------------------------------------------------------------
STATES  COURTS.
---------------
     As Nutri Berry has its principal office in the jurisdiction of British Columbia, Canada, it is possible that any party wishing to file an action or to enforce a judgment granted in the United States of America courts will have a more difficult time than with an entity residing within the United States of America. Such potential legal service or notification and enforcement of judgment must be represented by a Canadian entity to affect such process of service and notification and enforcement of judgment.

NUTRI  BERRY'S  PRINCIPAL  OFFICE  IS WITHIN THE COUNTRY OF CANADA SO ANY ACTION
--------------------------------------------------------------------------------
AGAINST  NUTRI  BERRY  MAY  NEED  TO  BE  ORIGINATED  IN  THE  CANADIAN  COURTS.
--------------------------------------------------------------------------------
     As  Nutri  Berry  has  its  principal  office in Langley, British Columbia,
Canada and any and all legal actions may need to be originated in that jurisdiction which could be more difficult and more costly than an action in the United States courts.



NUTRI BERRY'S OFFICERS AND DIRECTORS WHO ARE NOT UNITED STATES CITIZENS COULD BE
--------------------------------------------------------------------------------
MORE  DIFFICULT  TO  EFFECT SERVICE OF PROCESS AND TO ENFORCE ANY JUDGMENTS FROM
--------------------------------------------------------------------------------
UNITED  STATES  COURTS.
-----------------------
     Any officer and director or significant employee of Nutri Berry corporation who is not a United States citizen or resident could be more difficult to effect service of process and to enforce any judgments obtained by a United States court.



RISKS  RELATED  TO  OFFERING:


NUTRI  BERRY'S  PROCEEDS  FROM  THE  MINIMUM  OFFERING WILL NOT BE SUFFICIENT TO
--------------------------------------------------------------------------------
ENABLE THE COMPANY TO FURTHER IMPLEMENT ITS BUSINESS PLAN IN ANY MEANINGFUL WAY.
--------------------------------------------------------------------------------
     Should Nutri Berry only receive the minimum proceeds from this offering of $50,000, Nutri Berry would only be able to pay the offering costs of $15,000, apply for a listing through a registered broker/dealer on the OTC Bulletin Board and have the balance for general corporate expense. Nutri Berry could not further implement its business plan and commence operations in a meaningful way.



NUTRI  BERRY DOES NOT HAVE ANY ESCROW OR TRUST PROVISIONS IN THE DEPOSITORY BANK
--------------------------------------------------------------------------------
ACCOUNT  WHICH  COULD  CAUSE THE INVESTOR TO LOSE ALL OR PART OF THE INVESTMENT.
--------------------------------------------------------------------------------
     The depository account in which the investors will be depositing their funds does not have any trust or escrow provisions and is under control of the Company's management and there is no responsible third party that is providing a guarantee for those funds to be returned to the investor if the minimum amount of the sale of the offering, i.e. 20,000 shares of common stock at an offering price of $2.50 is not achieved.



NUTRI  BERRY'S  MANAGEMENT  BENEFICIALLY  OWNS  28.63*  PERCENT OF THE SHARES OF
--------------------------------------------------------------------------------
COMMON  STOCK  AND THEIR  INTEREST COULD CONFLICT WITH THE INVESTORS WHICH COULD
------  ------------------------------------------------------------------------
CAUSE  THE  INVESTOR  TO  LOSE  ALL  OR  PART  OF  THE  INVESTMENT.
-------------------------------------------------------------------
     The Company's directors and executive officers and other family members and/or affiliates beneficially own 28.71% of the shares of the Company's outstanding common stock. As a result, the directors and executive officers collectively are able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of the directors and executive officers but not in the interest of the shareholders. This beneficial ownership and potential effective control on all matters relating to the business and operations of the Company could eliminate the possibility of shareholders changing the management in the event that the shareholders did not agree with the conduct of the officers and directors. Additionally, the shareholders would potentially not be able to obtain the necessary shareholder vote to affect any change in the course of business of the Company. This lack of shareholder control could cause the investor to lose all or part of the investment.

*This  amount  is  rounded  up  to  the  next  digit.


NUTRI  BERRY'S  OFFERING  OF  THE  SHARES  OF  COMMON STOCK WILL CAUSE IMMEDIATE
--------------------------------------------------------------------------------
SUBSTANTIAL  DILUTION  TO  THE  CURRENT  SHAREHOLDERS.
------------------------------------------------------
     Upon completion of this offering, purchasers of the shares of common stock offered hereby will experience immediate and substantial dilution of the net tangible book value of their investment in the Company as additional shares offered are sold. For example, if an investor purchases shares in the beginning of the sale of the shares of common stock he or she will own a greater percentage of the issued and outstanding shares of common stock in the Company than when more investors purchase shares of common stock. As more shares of common stock are purchased that dilution is increased as there are then more
shares  of  common  stock issued and outstanding.   See "Dilution Table" on page
17.



NUTRI  BERRY  HAS  PAID NO DIVIDENDS AND DOES NOT EXPECT TO PAY DIVIDENDS IN THE
--------------------------------------------------------------------------------
FORESEEABLE  FUTURE.
--------------------

     Nutri Berry has never paid any dividends to shareholders for its shares of common stock and does not anticipate paying dividends on its shares of common stock in the foreseeable future. Any earnings that Nutri Berry may realize in the foreseeable future will be retained to finance the growth of the Company.


NUTRI  BERRY  HAS  THE  ABILITY  TO  ISSUE PREFERRED STOCK WHICH COULD ADVERSELY
--------------------------------------------------------------------------------
MATERIALLY  AFFECT  THE  RIGHTS  OF  THE  COMMON  SHAREHOLDER.
-------------------------------------------------------------
     Nutri Berry's Board of Directors has the ability to potentially issue up to 10,000,000 shares of preferred stock, with a par value of $0.001, in one or more series and to determine the number of shares in each series, as well as the designations, preferences, rights and qualifications or restrictions of those shares without any further vote or action by the stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any shares of preferred stock that may be issued in the future. The issuance of shares of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Nutri Berry. The issuance of shares of preferred stock could carry a conversion value to convert to a substantial amount of shares of common stock that could substantially dilute the investors share position in the Company and could cause the investor to lose all or part of the investment.



NUTRI  BERRY'S  FUTURE SALES OF SHARES OF COMMON STOCK BY THE COMPANY'S EXISTING
--------------------------------------------------------------------------------
STOCKHOLDERS COULD ADVERSELY AFFECT THE COMPANY'S STOCK PRICE CAUSING AN
------------------------------------------------------------------------
INVESTOR TO  LOSE  ALL  OR  PART  OF  THE  INVESTMENT.
------------------------------------------------------
     As of the date of the filing, Nutri Berry has 6,199,615 issued and outstanding shares of common stock. Nutri Berry is offering a maximum of 2,000,000 shares of common stock. The remaining shares of common stock, which are not being registered hereby, are "restricted securities" as defined under Rule 144 or 144(k), a substantial amount of which are available for sale in the public market, subject to the provisions of Rule 144 or 144(k) under the Securities Act. Sales of substantial amounts of shares of common stock in the public market, or the perception that such sales will occur, could have a material negative effect on the potential market price of the Company's shares of common stock. This potential problem would be exacerbated if the Company further issues restricted shares of common stock in exchange for equipment and services, which would cause further dilution. The issuance of restricted shares of common stock is determined solely by Nutri Berry's Board of Directors.



NUTRI  BERRY EXPECTS TO ISSUE ADDITIONAL SHARES OF COMMON STOCK IN THE FUTURE TO
--------------------------------------------------------------------------------
FURTHER  FINANCE  ITS  BUSINESS  PLAN  AND  THE POTENTIAL DILUTION CAUSED BY THE
--------------------------------------------------------------------------------
ISSUANCE  OF  STOCK IN THE FUTURE MAY CAUSE THE PRICE OF THE COMPANY'S SHARES OF
--------------------------------------------------------------------------------
COMMON  STOCK  TO  DROP.
------------------------

     As of June 30, 2002, Nutri Berry had outstanding 6,199,615 shares of common stock. Subsequent to the effective date of this offering, and even if Nutri Berry received the maximum proceeds from the sale of the 2,000,000 shares of common stock, the Company may need to raise additional capital, which may result in the issuance of additional shares of common stock, or debt instruments. Shares of common stock may be issued under an available exemption, a latter registration statement, or both. If and when additional shares of common stock are issued, it may cause dilution in the value of shares purchased in this offering and may cause the price of the Company's shares of common stock to drop. These factors could also make it more difficult to raise funds through future offerings of the Nutri Berry's shares of common stock.


NUTRI  BERRY'S  DIRECTORS  HAVE  LIMITED  LIABILITY AND THEREFORE CANNOT BE HELD
--------------------------------------------------------------------------------
LIABLE  FOR  MONETARY  DAMAGES.
------------------------------
     Under the laws of the state of Nevada and Nutri Berry's Articles of Incorporation and Bylaws, the directors cannot be held liable to the Company or to the stockholders for monetary damages for breach of fiduciary duties except under certain circumstances. These circumstances would include any unlawful acts under the laws of the state of Nevada or unlawful or fraudulent acts conducted in the normal course of business. In the event that the officers and directors have committed any unlawful securities violations then the officers and directors are subject to civil and/or criminal enforcement.



NUTRI BERRY  MAY NOT BE ABLE TO LIST OR MAINTAIN A TRADING MARKET FOR ITS SHARES
--------------------------------------------------------------------------------
OF  COMMON  STOCK  WHICH  COULD  MATERIALLY  ADVERSELY  AFFECT THE SHAREHOLDERS.
--------------------------------------------------------------------------------

     The trading in the Nutri Berry's shares of common stock is dependent on the sponsorship of a license NASD broker/dealer and submission and acceptance by the NASD and a listing on the OTC Bulletin Board, operated by the NASD. Said trading is dependent upon Nutri Berry continuing to be able to comply with Rule 6530 of the NASD, which requires us to file reports as set forth in the Securities Exchange Act of 1934. Because the Company may not be able to obtain or maintain a listing on the OTC Bulletin Board, the Company's shares of common stock may be difficult or impossible to sell.



NUTRI  BERRY'S  SHARES  OF COMMON STOCK ARE A "PENNY STOCK," AND COMPLIANCE WITH
--------------------------------------------------------------------------------
REQUIREMENTS  FOR DEALING IN "PENNY STOCKS" MAY MAKE IT DIFFICULT FOR HOLDERS OF
--------------------------------------------------------------------------------
THE  COMPANY'S  SHARES  OF  COMMON STOCK TO RESELL THEIR SHARES OF COMMON STOCK.
-------------------------------------------------------------------------------

     Currently there is no public market for the Company's shares of common stock. If the shares of common stock are listed in the public market in what is known as the over-the-counter market and at least for the foreseeable future, the Company's shares of common stock if traded, will be deemed to be a "penny stock" as that term is defined in Rule 3a51-1 under the Securities Exchange Act of 1934. Rule 15g-2 under the Exchange Act requires broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain from these inventors a manually signed and dated written acknowledgement of receipt of the document before effecting a transaction in a penny stock for the investor's account. Compliance with these requirements may make it more difficult for holders of the Company's shares of common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of the Company's shares of common stock.
     "Penny stocks" are stocks with a price of less than $5.00 per share unless traded on NASDAQ or a national securities exchange;
     Penny stocks are also stocks that are issued by companies with: net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years); or $5.0 million (if in continuous operation for less than three years); or average revenue of less than $6.0 million for the last three years.


NUTRI  BERRY'S  SHAREHOLDERS  MAY FIND IT MORE DIFFICULT TO SELL THEIR SHARES OF
--------------------------------------------------------------------------------
COMMON  STOCK  BECAUSE THE COMPANY IS NOT, AND MAY NEVER BE, ELIGIBLE FOR NASDAQ
--------------------------------------------------------------------------------
OR  ANY  NATIONAL  STOCK  EXCHANGE.
----------------------------------

     Nutri Berry is not presently, and it is likely that for the foreseeable future the Company will not be, eligible for inclusion in NASDAQ or for listing on any United States national stock exchange. To be eligible to be included in NASDAQ, a company is required to have not less than $4,000,000 in net tangible assets, a public float with a market value of not less than $5,000,000, and a minimum bid of price of $4.00 per share. At the present time, management of the Company is unable to state when, if ever, the Company will meet the NASDAQ application standards. Unless the Company is able to increase its net worth and market valuation substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, the Company will never be able to meet the eligibility requirements of NASDAQ. As a result, it will be more difficult for holders of the Company's shares of common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of the Company's shares of common stock


     THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS, WHICH INVOLVE RISKS AND UNCERTAINTIES. SUCH FORWARD-LOOKING STATEMENTS INCLUDE STATEMENTS REGARDING FUTURE EVENTS AND THE COMPANY'S PLANS AND EXPECTATIONS. NUTRI BERRY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN THE ABOVE RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING NUTRI BERRY AND ITS BUSINESS BEFORE PURCHASING THE
SHARES  OF  COMMON  STOCK  OFFERED  BY  THIS  PROSPECTUS.

USE  OF  PROCEEDS

     The net proceeds to Nutri Berry from the sale of the 2,000,000 shares of common stock at the offering price of $2.50 per share is $5,000,000, less the cost of the offering which is estimated to be $15,000 or $4,985,000. As Mr. Henry Martens, Nutri Berry's President and Board Chairman and Dr. Lou Sawchenko, Nutri Berry's Vice President and Director of Nutri Berry are the only persons allowed to sell this offering, there is no commission being charged to Nutri Berry in connection with this offering.


Net proceeds - if 100% of the shares of common stock (2,000,000 @$2.50) are sold by the Company: $5,000,000
           $2,400,000  Inventory  -  Berry  Crops
            2,000,000  Manufacturing  Equipment
              350,000  Marketing  Costs
              235,000  Working  Capital
               15,000  Offering  Expense
       Total  Use  of  Proceeds:  $5,000,000

Net proceeds - if 50% of the shares of common stock (1,000,000 @$2.50) are sold by the Company: $2,500,000
           $1,000,000  Inventory  -  Berry  Crops
              950,000  Manufacturing  Equipment
              300,000  Marketing  Costs
              235,000  Working  Capital
               15,000  Offering  Expense
         Total  Use  of  Proceeds:  $2,500,000

Net proceeds - if 25% of the shares of common stock (500,000 @$2.50) are sold by the Company: $1,250,000
           $  800,000  Inventory  -  Berry  Crops
              200,000  Marketing  Costs
              235,000  Working  Capital
               15,000  Offering  Expense

     In the event that 25% of the shares of common stock are sold by the Company, the Company intends to pay salaries to the president, vice-president and minimal secretarial services. The salary for the president will be $100,000 per year and the salary for the vice-president will be $60,000 per year. There will be no salaries paid or accrued until 25% of the proceeds derived from This offering are received and accepted by the Company, enabling the Company to commence meaningful operations. The secretarial office services are performed pursuant to the Company's agreement with Nutri Berry Corporate Services, Inc. ("NBCS"). NBCS provides secretarial, sales and marketing, bookkeeping, accounting and administrative services for the Company for $9,000 per month plus approved direct expenses as presented. These funds will be derived from the working capital allocation of $235,000.

     Net  proceeds  if  the  minimum  amount  of  shares of common stock (20,000
@$2.50)  are  sold  by  the  Company:  $50,000
     The $50,000 will be used for the offering expense, the listing of the Company's shares of common stock on the OTC Bulletin Board, through a registered broker/dealer, and the balance for general corporate purposes.


DILUTION

     Nutri Berry is authorized to issue a substantial number of shares of common stock, in addition to the shares of common stock comprising the shares of common stock in this offering, up to the authorized share capital of 100,000,000 shares
of  common  stock  and 10,000,000 shares of preferred stock.       The shares of
preferred stock can be issued in such series and with such designated rights and preferences as may be determined by the Board of Directors at its sole discretion. In the event that Nutri Berry does not achieve the maximum proceeds by way of this offering, Nutri Berry will require significant additional financing to fully implement its business plan, and such funding could entail the issuance of a substantial number of additional shares of common stock which could cause material dilution to the investors in this offering.
     As of June 30, 2002, Nutri Berry had a net asset book value of $0.00. The following table sets forth the dilution to persons purchasing shares of common stock in this offering, without considering any changes in Nutri Berry's net tangible book value, except for the sale of the shares of common stock in this offering at a price of $2.50 per share. The net tangible book value per share is determined by subtracting the total liabilities from the tangible assets, divided by the total number of shares of common stock outstanding. The following table reflects the dilution if (1) the minimum amount of 20,000 shares of common stock being sold in this offering; (2) the maximum amount of 2,000,000 shares of common stock being sold in this offering.




                                 Dilution Table



                               Prior to Sale     After Sale of                                    Prior to Sale     After Sale of
                               June 30, 2002     20,000 shares                                    June 30, 2002     20,000 shares



Number of Shares               6,199,615           6,219,615          Number of Shares            6,199,615          8,199,615

Public offering price            n/a                $2.50             Public offering price       n/a                 $2.50
per share                                                             per share
-------------------------------------------------------------------------------------------------------------------------------

Net tangible book               .0369               .0448             Net tangible book           .0369              .6377
value per share of                                                    value per share of
common stock before                                                   common stock before
the offering                                                          the offering
-------------------------------------------------------------------------------------------------------------------------------

Net tangible and                                                      Net tangible and
Pro forma net tangible       $ 228,602           $ 278,602            Pro forma net tangible     $ 228,602         $ 5,228,602
book value                                                            book value

-------------------------------------------------------------------------------------------------------------------------------

Increase to net tangible                                              Increase to net tangible
book value per share                                                  book value per share
attributable to purchase.                            0.0079           attributable to purchase                        0.6008
of shares of common                                                   of shares of common
-------------------------------------------------------------------------------------------------------------------------------

                                      17

-------------------------------------------------------------------------------------------------------------------------------
stock by new investors                                                stock by new investors

-------------------------------------------------------------------------------------------------------------------------------

Dilution to new investors        n/a                 2.4921           Dilution to new investors     n/a               1.8992
-------------------------------------------------------------------------------------------------------------------------------




     This offering itself involves immediate and substantial dilution to investors. Any shares of common stock issued or shares of preferred stock issued in the future, including issuances to management, could reduce the proportionate ownership, economic interests and voting rights of any holders of shares of common stock purchased in this offering.


DETERMINATION  OF  OFFERING  PRICE


     Nutri Berry arbitrarily determined the price of the shares of common stock in this offering. The offering price is not an indication of and is not based upon the actual value of the Company. The offering price bears no relationship to the book value, assets or earnings of the Company or any other recognized criteria of value. Management determined the amount of funds that were needed to fully implement the Company's business plan and the dilution factor that management believed would be acceptable to the Company's current and prospective shareholders. The offering price should not be regarded as an indicator of the future market price of the securities.


PLAN  OF  DISTRIBUTION

     Nutri Berry intends to sell a minimum of 20,000 shares of common stock and a maximum of 2,000,000 shares of common stock to the public on a self-underwriting, not underwritten by a registered broker/dealer, "best efforts" basis. This offering may only be sold by Mr. Henry Martens, the Company's President and Board Chairman, and Dr. Lou Sawchenko, the Company's Vice-President and Director. There is no commission being charged to the Company, either directly or indirectly by the Company's officers and directors or any persons or firm in connection with solicitation of sales of the shares of common stock. No public market currently exists for the shares of common stock of the Company, however the Company intends to have a registered broker/dealer apply to the National Association of Securities Dealers to have its shares of common stock listed under the symbol "NTBY" on the OTC Bulletin Board or a regional stock exchange if the Company meets the listing criteria. There is no assurance that the Company will receive the symbol "NTBY".
     If all of the shares of common stock are sold in this offering, the Company will receive a gross proceeds of $5,000,000 less the $15,000 in offering costs, netting the Company $4,985,000. If only the minimum amount of shares of common stock are sold by the Company, then the Company will receive $50,000, less the offering expense of $15,000, netting the Company $35,000 which will be used for general corporate expense and to have a registered broker/dealer apply for a listing on the OTC Bulletin Board, operated by the National Association of Securities Dealers.

     All of the funds received and accepted by the Company for the sale of its shares of common stock will be deposited in a segregated, non-interest bearing corporate account known as "Nutri Berry Industries, Inc. Special Account." This account does not have any escrow or trust provisions associated with the deposit of funds to achieve the minimum amount of this offering. The signatories on this account are the same officers and directors as those officers and directors who will be selling the shares of common stock in this offering. These officers and directors are Mr. Henry Martens, President and Board Chairman and Dr. Lou Sawchenko, Vice-President and Director. In the event that the minimum amount of the offering is not achieved, then all funds will be returned to the investors, without interest or deduction, within 10 days of the termination date of September 30, 2003 or before.
     In the event that the minimum amount of proceeds are received and accepted by the Company, then all subsequent funds will be deposited into the segregated account or "special account" and held in that account until the appropriate amount of shares of common stock are issued by the Company's transfer agent to the investor. At that time, the funds will be transferred to the Company's general corporate account for use according to the "Use of Proceeds."


DIVIDENDS

     Nutri Berry has no operating revenues, no profits and no dividends accrued for shareholders. At the present time, management does not believe that Nutri Berry will be able to issue a dividend to its shareholders in the foreseeable future or at all. Should Nutri Berry have any retained earnings, the Company will use these retained earning to further and fully develop its business plan.


LEGAL  PROCEEDINGS

     Nutri Berry is not currently nor has ever been a party to any legal proceedings. Further, the officers and directors know of no legal proceedings threatened or anticipated against the Company or its property by any entity or individual or any legal proceedings contemplated by any governmental authority.


DIRECTORS,  OFFICERS,  PROMOTERS,  SIGNIFICANT  EMPLOYEES  AND  CONTROL  PERSONS

     Nutri Berry's employees are the Company's President and Board Chairman, Henry Martens, Vice-President and Director, Dr. Lou Sawchenko and Secretary and Director, Carol Allen. As of the date of this prospectus, Nutri Berry does not have any promoters working for the Company.

Directors  and  Executive  Officers:
------------------------------------

     Nutri Berry's officers and directors and control persons are listed below with information about their respective backgrounds:



NAME                          AGE                      POSITION
--------------------------------------------------------------------------------------------------

Henry Martens (1)             58                   CEO/Chairman/President
--------------------------------------------------------------------------------------------------

Lou Sawchenko (2)             56                   Vice President/Director
--------------------------------------------------------------------------------------------------

Carol Allen (3)               54                   Secretary/Treasury/Director
--------------------------------------------------------------------------------------------------

(1)Mr. Henry Martens was appointed as a member of the Company's Board of Directors on April 15, 2002 .
(2)Dr. Lou Sawchenko was appointed as a member of the Company's Board of Directors on May 15, 2002*.
(3)Carol Allen was appointed as a member of the Company's Board of Directors on April 15, 2002.
*From April 15, 2002 to May 15, 2002, Marie Block served as interim Vice-President and Director being replaced by Dr. Lou Sawchenko.

     All current directors were duly appointed and will hold office until the next annual stockholders' meeting and until their successors have been elected or qualified or until their death, resignation, retirement, removal, or disqualification. Vacancies on the board will be filled by a majority vote of the remaining directors. Officers of the Company serve at the discretion of the Board of Directors.

     None of the directors holds other directorships in other reporting companies.

     The  Company's  officers,  directors  and  significant employees comprises:


MR.  HENRY  MARTENS,  PRESIDENT,  CEO  AND  BOARD  CHAIRMAN
-----------------------------------------------------------

      Mr. Henry Martens graduated from the University of British Columbia with a Bachelors of Commerce Degree with a major in Economics and International Finance in 1969 and was licensed to practice as a Chartered Account from the University of British Columbia in 1975. Mr. Martens is a former practicing Chartered Account in the Province of British Columbia and a graduate of Price Waterhouse & Co. Mr. Martens does not currently practice as a Chartered Accountant.
     Mr. Martens has been involved in family owned businesses for the last 25 years, specializing in the purchase of undervalued companies.
      From 1996 to 1999, Mr. Martens was employed by Columbia Bible College, of Abbotsford, British Columbia, as Comptroller and to assist in the financial restructuring of the College.

     In 2001, Mr. Martens launched Pacific Agmark, a British Columbia partnership, to develop a strategy for the marketing, manufacturing and enhancement of nutriceutical berries to the retail, wholesale and institutional markets. Mr. Henry Martens resigned as partner of Pacific Agmark upon the Company signing the Purchase and Sale Agreement and Mr. Martens wife, Elnora, took over that 50% partnership.

     In April, 2002, Mr. Martens became President, CEO and Board Chairman of Nutri Berry Industries, Inc.
Summary  of  business  experience  within  the  last  five  years:
------------------------------------------------------------------
April, 2002 to present - President/Board Chairman Nutri Berry Industries, Inc. 2001 to April, 2002 - partner in Pacific Agmark, a produce distribution company 1996-1999 - Comptroller of Columbia Bible College


Dr.  Lou  Sawchenko
-------------------

     Dr.  Lou  Sawchenko  holds  the  following  degrees:
          B.A.  -  Providence  College,  Winnipeg,  Manitoba  -  1968
          M.A.  -  Bethel  Theological  Seminary  -  1975
          PhD  -  University  of  Alberta  -  Education  and  Business

     Dr.  Lou  Sawchenko's  professional  experience  is  as  follows:
           1972-1975  Business  and  Educational  Consultant,  United States and
                      Canada
           1975-1978  Assistant  Professor  -  Vancouver  Bible College, British
                      Columbia
           1978-1986 Associate Professor - Taylor University College, Alberta 1986-1990 College President - Milner College of the Bible -
                      Saskatchewan
           1990-1992  University  Administrator  -  Trinity  Western University,
                      British Columbia
           1992-1999  University  Senior  Administrator  -  Trinity  Western
                      University, British  Columbia
           1997-2000  University  Professor  of  Business  - Trinity Western
                      University, British Columbia
           2000-2002  Fraser  Valley  RV  Center  -  Senior  Management
           2002-      Management  Action  Program  Canada,  Senior  Consultant

Summary  of  business  experience  within  the  last  five  years:
------------------------------------------------------------------
May, 2002 to present - Vice-President/Director, Nutri Berry Industries, Inc. January, 2002 to present - Senior Consultant to Management Action Program Canada 2000-2002 - Senior management of Fraser Valley RV Center
1997-2002 - University profession of business, Trinity Western University, British Columbia, Canada.



MS.  CAROL  ALLEN
-----------------

     Ms. Allen is a graduate of Seattle University in 1972, with a degree in physical education. From 1972 to 1977, Ms. Allen worked in law enforcement, retiring from law enforcement in 1977 as a result of a job related injury.

Since 1977, Ms. Allen has been involved in the food industry and is presently the President and CEO of Allen Catering, a full service catering and event business.

Summary  of  business  experience  within  the  last  five  years:
------------------------------------------------------------------
April,  2002  to  present  -  Secretary/Director of Nutri Berry Industries, Inc.
1997-2002  -  President  and  CEO  of  Allen  Catering

     In the event that only the minimum amount of proceeds are received and accepted by the Company, then the President of the Company, Mr. Henry Martens, will only be able to devote approximately 10 hours per week to the duties and operations of the Company; the Vice-President of the Company, Dr. Lou Sawchenko, will only be able to devote approximately 8 hours per weeks to the duties and operations of the Company. In the event that a minimum of 25% of the shares of common stock are sold by way of this offering, then both the Company's President and Vice-President will be employed full time by the Company. The Company's Secretary/Director, Ms. Carol Allen is not paid a salary as her involvement in the Company is to attend the monthly Board of Directors meetings and perform the corporate secretary's duties and for these services, Ms. Carol Allen has received 5,000 shares of common stock in exchange for her services.


EXECUTIVE  COMPENSATION

     Currently, the officers and directors receive no cash compensation and provide services to the Company on an ad hoc basis. Nutri Berry has issued shares of common stock to compensate the officers and directors for their services until December 31, 2002 on the following basis. There are no provisions for the issuance of shares of common stock for future services.

     The following shares of common stock were issued for officers and directors services to December 31, 2002:






Mr. Henry Martens  President & Board Chairman         250,000 shares
-----------------  ---------------------------------  --------------

Dr. Lou Sawchenko  Vice-President & Director          100,000 shares
-----------------  ---------------------------------  --------------

Carol Allen        Secretary & Director                 5,000 shares
-----------------  ---------------------------------  --------------

Marie Block        Interim Vice-President & Director    2,500 shares
-----------------  ---------------------------------  --------------

            SUMMARY COMPENSATION TABLE OF SHARES ISSUED FOR SERVICES
            ________________________________________________________
            NAME  &                                         OTHER
            PRINCIPAL                                       ANNUAL
            POSITION              YEAR    SALARY   BONUS    EXPENSES
            ________________________________________________________

            Henry Martens         2002    None     None     $250.*
            President/Chairman

            Lou  Sawchenko        2002    None     None     $100.*
            V.  Pres/Director

            Carol  Allen          2002    None     None       $5.*
            Secretary/Director

            Marie  Block          2002    None     None       $2.50*
            Interim  VP/Director
            ________________________________________________________


     *This amount represents the amount of shares of common stock issued to each of the above, valued at the par value of $.001 for accounting purposes.


     If the Company is successful in the sale of at least fifty percent (50%) of the shares of common stock by way of this offering, the Company plans on compensating Mr. Henry Martens, President, CEO and Board Chairman, a yearly salary of $100,000; and Dr. Lou Sawchenko, Vice-President and Director, a yearly salary of $60,000. There will be no salaries paid or accrued until 25% of the proceeds derived from this offering are received and accepted by the Company, enabling the Company to commence meaningful operations. There are no employment agreements with either Mr. Henry Martens or Dr. Lou Sawchenko. When, as and if Nutri Berry becomes profitable and produces commensurate cash flow from operations, then the Company's Board of Directors will decide the level of reasonable salary for Nutri Berry's executives and other employees, commensurate with their time and services.
     Nutri Berry currently has no employee stock option, annuity, or pension plans in place although the Company does intend to provide all or a portion of these benefits at some future date if the Company can establish sales and positive cash flow.



SECURITY  OWNERSHIP  OF  OFFICERS,  DIRECTORS,  AND  CERTAIN  BENEFICIAL  OWNERS

     The following table sets forth, as of June 30, 2002, Nutri Berry's shares of common stock issued and outstanding owned of record or beneficially owned by each executive officer and director and by each person who owned of record, or was known by the Company to own beneficially, more than 5% of its shares of common stock, and the share holdings of all executive officers, directors and significant employees as a group. Each person has sole voting power with respect to the shares of common stock shown. As of the date of this prospectus, there are 6,199,615 shares of common stock issued and outstanding among 76 shareholders of record; there are no shares of preferred stock issued and outstanding.

________________________________________________________________________________

Name                         Shares  of  Common              Percentage  of
                                Stock  Owned                 Shares  Owned
________________________________________________________________________________

Henry  Martens                   1,475,000                      23.79 %*
President/Chairman
3107  Swallow  Place
Abbotsford,  B.C.
Canada  V2T  5K9
**Henry  Martens  owns
these  1,475,000  shares  through
his  personal  ownership  of
1,250,000  shares  and  the
(1)  200,000  shares  owned  by
wife,  Elnora  and  (2)  25,000  shares
by  way  of  the  50%  ownership  in
Pacific  Agmark  which  owns  50,000  shares

Lou  Sawchenko                     100,000                       1.61 %*
V.  Pres./Director

Carol  Allen                         5,000                       .008 %*
Secretary/Director

Michael  Martens,                  200,000                       3.23 %*
son  of  Henry  Martens
_______________________________________________________________________________


ALL  OFFICERS,  DIRECTORS
AND  CERTAIN  BENEFICIAL
OWNERS  AS  A  GROUP               1,780,000                     28.63*

*These figures are "rounded up" to the next digit as some of the digits are significantly extended.
_______________________________________________________________________________

DESCRIPTION  OF  SECURITIES

     The following is a summary description of the Company's capital stock and certain provisions of the Company's Articles of Incorporation and By-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.


                                     GENERAL

     The following description of the Company's capital stock is a summary of the material terms of its capital stock. This summary is subject to and qualified in its entirety by the Company's Articles of Incorporation and Bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part.
     As of the date of this prospectus, there are 6,199,615 shares of common stock among 76 shareholders of record. There are no warrants or options issued as of this date. There are no stock option plans in effect for officers, directors and significant employees. The Company's officers and directors have been issued a total of 357,500 shares of common stock in exchange for their services. Mr. Henry Martens owns a total of 1,275,000 shares of the Company's common stock; 250,000 shares of common stock for officers and directors services, 1,000,000 shares of common stock that were purchased from a previous shareholder and 50% of the 50,000 shares of common stock owned by Pacific Agmark (Mr. Henry Martens owned 50% of the Pacific Agmark partnership until April,
2002, when Mr. Martens wife, Elnora took over the 50% partnership. Pacific Agmark owns 50,000 shares of common stock so Mr. Martens owns 25,000 shares of the Company's common shares beneficially.) Mrs. Elnora Martens, the wife of Henry Martens owns 200,000 shares of the Company's common stock.


Common  Stock
-------------
     Nutri Berry's authorized capital common stock consists of 100,000,000 shares of common stock, with a par value $.001 per share of common stock.
     The holders of the shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Nutri Berry's Articles of Incorporation and By-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available. In the event of the Company's liquidation or dissolution, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred  Stock
----------------
     Nutri Berry's authorized capital preferred stock consists of 10,000,000 shares of preferred stock, with a par value of $0.001 per share of preferred stock. No shares were issued and outstanding as of June 30, 2002. Each share of preferred stock is entitled to dividends when, and if, declared by the Board of Directors. There are currently no voting, conversion and liquidation rights, nor redemption or sinking fund provisions for the preferred stock.
     The holders of shares of common stock of the Company do not have cumulative voting rights in connection with the election of the Board of Directors, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and in such event, the holders of the remaining shares will not be able to elect any of the Company's directors.

     In the event of liquidation, dissolution of winding up of the affairs of the corporation, the Company's shareholders are entitled to receive, ratably, the net assets of the Company available to shareholders after payment to all creditors. Article IV of the Company's Articles of Incorporation states that:
"The holders of the preferred shares and common shares are entitled to receive the net assets of the Company upon dissolution. The Board of Directors can restructure the issued and outstanding shares with respect to a forward or reverse split, without a shareholders meeting, general or special meeting, providing that 50% of the shareholders agree to the share reorganization within the limits of the share capitalization of 100,000,000 shares of common stock and or 10,000,000 shares of preferred stock". Article V of the Company's Articles of Incorporation states that "Any such change of the Bylaws must be agreed to by the majority of the shareholders. The Board of Directors shall not make or alter any Bylaws fixing their qualifications, classifications, terms of office or extraordinary powers without first securing the approval of the majority (50% or more) of the shareholders. Such majority approval may be obtained by the Board of Directors, without the necessity of a special or extraordinary general meeting of the corporation's shareholders. Such majority shareholder approval may be obtained by written proxy statement or a polling of the shareholders by telephone or telefax". Article II of the Company's Bylaws provides for an annual stockholders meeting to be held on or before June 30th or each year at 11:00 AM, at which time the shareholders shall elect a Board of Directors (every two years or otherwise appropriate) and transact any other appropriate business. The shareholders have the right to effect a change of control at the annual meeting. Special meetings of the shareholders may be called by the Board of Directors or such additional persons as may be deemed authorized by the Board of Directors provided in the Articles and Bylaws and amendments.



BUSINESS

     Nutri Berry is in the wholesale produce business, specifically in the wholesale bulk purchase of certain blueberry and cranberry crops. Nutri Berry Industries, Inc. ("Nutri Berry" or the "Company") is a Nevada corporation formed on July 20, 1999. This corporation was organized to effect a merger with a Canadian company, Goldfish Resources, Inc., incorporated in the Province of British Columbia on August 16, 1996. These companies merged on August 3, 1999 and the Nevada company is the survivor. The Company is in its development stage. It has had no operating revenues to date. Nutri Berry incurred operating losses of $464,796 from Inception to June 30, 2002. Nutri Berry expects its accumulated deficit to grow for the foreseeable future. In July 1999, Goldfish Industries, Inc. began its exploratory phase of developing a Cuban-seed, Dominican Republic manufactured cigar business with the cigar products to be marketed in North America. Due to the high cost of the cigar industry business entry and the social pattern of cigar smoking diminishing in the North American market, the project was abandoned.
     Mr. Henry Martens, the President of Nutri Berry was acquainted with the management of Goldfish Industries, Inc. and believed that the Company could be potentially profitable in the resale and distribution of certain agricultural crops such as blueberries and cranberries.
     In April, 2002, Mr. Henry Martens, Marie Block and Carol Allen were installed as President, Vice-President and Secretary respectively and all of these three officers comprised the Board of Directors, effecting new management control of the predecessor company, Goldfish Industries, Inc. In April 2002, the Company commenced operations in the wholesale produce business, specifically in the wholesale bulk purchase of certain berry crops from the Fraser Valley of British Columbia, Canada.
     On April 29, 2002, the Company changed its name to "Nutri Berry Industries, Inc." Nutri Berry's current business objective is the acquisition and redistribution of fresh, frozen, concentrated, dried and powdered blueberry and cranberry crops (the "Product"). The market for Nutri Berry's Product is (1) the general food industry manufacturers; and (2) the nutriceutical industry manufacturers. There are a number of publications and information sources regarding the cranberry and blueberry products industry including Agricultural Outlook magazine, the United State Department of Agriculture, the Canada Department of Agriculture, and the Massachusetts Department of Food and Agriculture. All of the above have websites and informational services. The United States Department of Agriculture reports that over 90% of the cranberry crop is processed, with the remainder sold as fresh fruit .Production has risen steadily since the early 1950's as more acreage is brought into production and yields increased. There is a 288% increase in cranberry production since the 1950's. Potential investors of Nutri Berry's shares of common stock are encouraged to seek information from these sources.
     On April 29, 2002, Nutri Berry entered into a Purchase and Sale Agreement with Pacific Agmark, a partnership in the Province of British Columbia, Canada to acquire all of Pacific Agmark's market research in the wholesale produce business and their business of establishing distribution channels, potential clients and berry growers for $80,000 USD. Pacific Agmark is British Columbia partnership which is now owned 50% by Mrs. Elnora Martens, wife of Mr. Henry Martens. Mr. Henry Martens previously owned 50% of Pacific Agmark until the Company entered into the Purchase and Sale Agreement. At that time, Mr. Henry Martens resigned and the 50% ownership was assigned to Mr. Martens' wife, Elnora Martens. The other 50% is owned by Mr. Darrell Thune. This agreement is considered a related party transaction. See Exhibit 10.1. Also on April 29, 2002, Nutri Berry entered into a Crop Purchase Agreement with Gladwin Farms, Ltd. of Abbotsford, British Columbia, to purchase bulk berry crops for the crop year 2002 and crop years 2003, 2004 "under similar terms and conditions." This Crop Purchase Agreement is an "arms length" transaction as none of the principals of Gladwin Farms, Ltd. are officers, directors, significant employees or shareholders of the Company. See Exhibit 10.2, previously filed with the SEC on July 5, 2002 on Form SB-2.

                             OVERVIEW OF THE MARKET

     Nutri Berry's fruit market is generally fragmented where individuals and/or corporations usually provide a single function within the processing mandate, whether bulk processing, secondary processing (including drying, juicing, and jams) or value added (sugar infusing the fruit, drying the product for powder, filler for fruit and snack bars) or the area referred to as the nutriceutical market. This nutriceutical market is designed to utilize the natural benefits of the nutritional elements of the berry in the form of encapsulated heal powders, energy bars and products related to health food.
     The function of this procedure is that the fruit is generally processed at one level and then other parties take that one level of processed berries to the manufacturing or the "value adding" of the product. For example, a food processor may freeze dry the berry crops and then sell that crop to the next level manufacturer. Nutri Berry has determined that by working with the primary source of the products (Gladwin Farms, Ltd.) and by working closely with that producer as to price and sourcing advantages, Nutri Berry can create business opportunities with other food distributors and food processors.

     Nutri Berry's management believes that the general population is becoming increasingly proactive in health awareness and purchasing foods and supplements that have a functional purpose in the diet as well as high nutrient content. Nutri Berry plans to capitalize on this emerging "nutriceutical" industry.
Nutri Berry is dependent on this offering to enter into the processing partnership opportunities in the industrial functional food and nutriceutical market. In the event that Nutri Berry is able to receive a fifty percent (50%) of the proceeds in this offering, Nutri Berry will dedicate a portion of its business operations to the "value added" or specialty berry business (blueberry and cranberry). Mainstream health and vitamin stores such as GNC carry a number of berry derivative supplements for a number of maladies. Nutri Berry could take advantage of a number of synergistic vertically integrated strategic alliances and/or joint venture partnerships in the production of a number of "value added" or specialty berry nutriceutical products. If Nutri Berry is only able to receive 25% of the proceeds of this offering, then Nutri Berry would sell their inventory to unrelated third party purchasers and build the business from the potential profits generated from the sale of the inventory and/or additional financing.

     Nutri Berry's potential customers could include: (1) bulk fruit-institutional distributors; (2) bulk juice-institutional distributors; (3) processed fruit - jam companies and pie companies; (4) infused fruit - grocery store distributors or grocery store chains; (5) fruit powders - fruit bar manufacturers; (6) encapsulated powders - health food stores; and (7) dried fruit - breakfast cereal and other dried fruit manufacturers. These crop purchasers are both national and international. Nutri Berry will concentrate a lot of its sales efforts on the Asian and European food distributors and processors as well as the North American food distributors and food processors.

                          MARKETING PLANS AND STRATEGY

    Nutri Berry acquired the business research and contact base of Pacific Agmark in April, 2002. Nutri Berry plans to use these contacts and knowledge of foreign (export) distributors, institutional distributors, jam and jelly companies, grocery store distributors, cereal manufacturers and fruit bar manufacturers.
     It is planned that the initial marketing of the Nutri Berry products will take place in Canada where the market is better known to management, taking advantage of the lower Canadian dollar value to the US dollar value to sell to export distributors. The intent is to work with and through business associates to use their professional skill on a joint venture basis to eliminate the need for salaried employees.
     Nutri Berry anticipates that it will initially derive revenues from the direct sales to foreign (export) distributors, institutional distributors, grocery store distributors and grocery store chains for primary fruit products. As additional products are sourced and processed, then Nutri Berry will pursue other sales and joint venture opportunities.
     As Nutri Berry progresses with sales, management will enter the specialty berry business whereby fruit is subject to secondary processing (including drying, juicing, jams) or value added in the following forms: (1) sugar infusing with fruit; (2) drying product for powder or cereal manufacturing or filler for fruit and snack bars; (3) processing and drying for the nutriceutical market by encapsulating health powders, energy bars and products related to health food and diet supplements.

     Nutri Berry plans to achieve its goals by targeting new, high margin product niches. Nutri Berry's goal is to maintain and nurture the potential alliances with the fresh crop markets as well as the established high value, secondary level processing opportunities in the blueberry, cranberry and specialty berry market.
     Nutri Berry will aggressively target markets, target distributors and whole berry brokers across North America, Europe and the Far East. Management of Nutri Berry will attend major national and international trade shows and exhibitions including nutriceutical, pharmaceutical, natural food and food technologist shows. Nutri Berry's competitive advantage is that the Company is operating from the farmgate source of the Product with complete vertical integration opportunities for the Product and the Product markets. To keep ahead of the inevitable competition from the multi-national pharmaceutical and nutriceutical established corporations, Nutri Berry plans to align itself with companies that are on the leading edge of technology and scientific innovation in the general food and nutriceutical industries.
     Nutri Berry will customize operations to suit a potential strategic alliance partner or joint venture partner and the combined interest of the potential partnership to customize food and/or nutriceutical products to the target industry and market demands.


                        THE COMPANY'S OPERATIONS TO DATE:

    Since new management was installed to the board of directors of Nutri Berry in April 2002, the Company has been developing and implementing its business plan and has entered into two agreements:
(1) with Gladwin Farms, Ltd. to purchase their blueberry and cranberry crops providing that Nutri Berry is successful in this offering and/or

     "pre-sells" those crops to "credit worthy" general food industry customers. Major general food industry manufacturers' purchase orders are "bankable" and Nutri Berry will be able to secure the berry crops from Gladwin Farms, Ltd. by virtue of those purchase orders and Nutri Berry will be able to take the profit margin when the manufacturers take delivery of the berry crop owned by Gladwin Farms, Ltd. and contracted to Nutri Berry at a pre-determined price; and
(2) with Pacific Agmark to obtain the business research and contact base for the wholesale bulk berry produce industry. Nutri Berry's President, Mr. Henry Martens is the former 50% partner of Pacific Agmark; the present 50% partner is Mrs. Elnora Martens, the wife of Henry Martens.

     Nutri Berry has identified key components of the emerging nutriceutical industry and other processed food product industries growth segment:
     Segment  A  -  Nutriceutical  Industry
     ----------
          a) Identify and promote high value, secondary level processing opportunities for the specialty berry market.
          b) Identify and deliver nutriceutical grade products to the cereal and institutional market.
     Segment  B  - Farmgate Production ("Farmgate" means the farmer's raw crops)
     ----------
          a) Nutri Berry, through strategic alliances and support to the primary food processor, desires to intake fresh berries, separate process grade and market to a finished product, all in one location, in association with a strategically placed food processor.
          b) The thrust for the coming year is to assist the food processor to procure blast freezing and laser sorting equipment to increase quality and efficiency of bulk berried and to develop retail market packaging.
     Segment  C  -  Health  Bars  &  Other  Finished  Products
     ----------
          a) Nutri Berry intends to continue to develop technologies and build, and/or form a strategic partnership with a "state of the art" drying facility to dry whole frozen berries for the production of high nutriceutical value dried powders to the enrobing into health bars in the health and natural food markets.
          b) Develop other products suitable for the health and natural food markets.
     Segment  D  -  Encapsulated  Health  and  Wellness  Products
     ----------
          a) Nutri Berry will continue to develop technologies, in conjunction with a potential joint venture partner, and/or form a strategic alliance partnership with a "state of the art" drying facility to dry whole berries for the production of high nutriceutical value dried encapsulated powders for the health and natural food sector. Nutri Berry is associated with soil scientists with laboratory soil testing who can provide the test results on the potency of the "value added" specialty berries. Nutri Berry strives to meet or exceed the potency of the "value added" specialty berries currently being offered to manufacturers in the nutriceutical industry.
          b) Nutri Berry, in association with potential strategic alliances, has also identified emerging markets in the Far East, Europe, and the Middle East for the Nutri Berry Product. This includes developing a product line of Kosher and Certified Organic products.

     Segment  E  -  Functional  Food  Sector
     ----------
          a) Nutri Berry desires to continue to develop technologies and build, and/or form a strategic partnership with a "state of the art" drying facility to sugar infuse and dry whole frozen berries for the retail food, bulk food and industrial food and beverage processing sector.
          b) Nutri Berry intends to establish a separate marketing team for this market segment.

     Nutri Berry intends to use the proceeds from this offering to establish its inventory, sales and marketing business for sale primarily in the North American market. Nutri Berry's philosophy has been to search for various targets of opportunity and specialty markets that would provide revenues to the Company.
     Nutri Berry has reached no substantive stage in its discussions with any potential synergistic strategic alliance or joint venture partner, although Nutri Berry has identified a number of potentially synergistic companies that would be conducive to such a strategic alliance, joint venture partnership and/or business combination. While there have been discussions about several possible synergistic partnerships and business combinations, much depends upon Nutri Berry's approval for a public offering of its shares of common stock. Each potential strategic alliance, joint venture partnership and/or business combination may require Nutri Berry to issue shares of its common stock which would dilute investors' ownership, but could possible result in a positive effect on Nutri Berry's balance sheet from the added value created as a result of each potential strategic alliance, joint venture partnership and/or business combination. There can be no assurance, however, that these potential strategic alliances, joint venture partnership and/or business combination will favourably affect the Company or its shareholders in any material way.

                               SOURCES OF REVENUES

     Through June 30, 2002, Nutri Berry has received no revenues from operations nor has it sold any of its products. If Nutri Berry can realize its goals as set forth above and commence meaningful business operations, revenue could potentially come from sales of the Product. The Company is solely dependent of this offering to commence meaningful business operations.


         POTENTIAL STRATEGIC ALLIANCES AND/OR JOINT VENTURE PARTNERSHIPS

     Nutri Berry's management has developed a strategy of identifying business combination opportunities within the strategic alliance mandate. Nutri Berry's approach is to work in stages to develop the relationship with the target companies by providing management and marketing support for the Product. Management believes that this strategy will facilitate efficiencies and growth potential of the target company. The potential stages of this activity are as follows:
     o Phase 1 - Negotiate and acquire the marketing rights to the target company.
     o Phase 2 - Identify areas of synergy within the expanded vertically integrated partnership and pursue these avenues through marketing and administrative support.

     o Phase 3 - Acquire the specific equipment to facilitate expanded sales through the target company.
     o Phase 4 - Provide an acquisition, joint venture partnership or other business combination option for the target company.

MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OR  PLAN  OF  OPERATION

     The following is the Company's plan of operation for the following 12 months, and should be read in conjunction with the Company's financial statements and notes thereto appearing in this prospectus.

     Nutri Berry is a development stage company that is in the wholesale produce business, specifically in the wholesale bulk purchase of certain berry crops from the Fraser Valley, British Columbia, Canada. Nutri Berry's immediate business objective is the acquisition and redistribution of fresh, frozen, concentrated, dried and powdered blueberry and cranberry crops (the "Product"). The Product and services that the Company intends to offer are described in the "Business" description. Nutri Berry has generated no revenues to date.
     In the event that only the minimum amount of proceeds of 20,000 shares of common stock at a purchase price of $2.50 or $50,000 is received and accepted by the Company, then the Company must seek other means of financing the Company as $50,000 is not sufficient to commence any meaningful business operations. In the event that 25% of the proceeds of 500,000 shares of common stock at a purchase price of $2.50 is received and accepted by the Company, that $1,250,000 will be sufficient to operate the Company for a minimum of one year. In the event that 50% of the proceeds of 1,000,000 shares of common stock at a purchase price of $2.50 is received and accepted by the Company, that $2,500,000 will be sufficient to operate the Company for a minimum of two years. In the event that 100% of the proceeds of 2,000,000 shares of common stock at a purchase price of $2.50 is received and accepted by the Company, that $5,000,000 will be sufficient to operate the Company for a minimum of 36 months.

                                     GENERAL

     All phases of Nutri Berry's operations are subject to influences outside of the Company's control. Any one, or a combination, of these factors could materially affect the results of the Company's operations. These factors include competitive pressures, interest rates fluctuations, inflation, especially on equipment purchases, and other market conditions. Forward-looking statements are made by or on behalf of the Company based on knowledge of its business and the environment in which it operates, but because of the factors listed above, as well as other commercial, environmental and business factors over which the Company has no control, actual results may differ from those in the forward-looking statement. Consequently, all of the forward-looking statements made are qualified in their entirety by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected effect on the business and/or operations of the Company.

     In April 2002, the Company entered into a Purchase and Sale Agreement to purchase the business research and client base from Pacific Agmark, a partnership that was formerly owned 50% by the Company's President and Board Chairman, Mr. Henry Martens and now owned by Elnora Martens, the wife of Henry Martens, and 50% by a Company shareholder, Darrell Thune* who owns a total of 65,000 shares of common stock of the Company. (*Darrell Thune owns 25,000 shares of common stock of the Company through his 50% ownership of Pacific Agmark which owns 50,000 shares of common stock; 40,000 shares of common stock in the name of "Darrell Thune") This Purchase and Sale Agreement with Pacific Agmark is to be considered a non "arms-length" transaction as the President and Board Chairman of the Company owned 50% of Pacific Agmark until the Purchase and Sale Agreement was transacted with the Company and that 50% is now owned by Mrs. Elnora Martens, wife of Henry Martens.
     The  purchase  price  paid  to  Pacific Agmark for their marketing studies, business  research  and  client base, known as the "business assets" was $80,000
USD. This amount was determined to be fair market value as these were the direct expenses paid by Pacific Agmark including but not limited to the wages paid, travel costs, business expenditures, product costs and market and product research. Pacific Agmark paid the expenses in an amount of over $81,000 for over a year of expenses and $80,000 was the amount negotiated to be paid by the Company to acquire these assets of business research and potential clients. It was Pacific Agmark that first contacted and obtained a business relationship with Gladwin Farms, Ltd.
     In April 2002, the Company entered into a Crop Purchase Agreement with Gladwin Farms, Ltd. to purchase blueberry and cranberry crops at pre-determined prices. This contract provides that the Company will be able to purchase blueberry and cranberry crops under similar terms and conditions as the year 2002 crop for the years 2003 and 2004.
     The business asset of business information, market studies and potential clients lists that was purchased from Pacific Agmark has become the cornerstone of Nutri Berry's business plan. The contacts, client lists, information pertaining to the potential client's business and product knowledge is a necessary format to further implement the Company's business plan. Pacific Agmark will not compete with the Company in their normal course of business and page 1, #5 of the Purchase and Sale Agreement states: "The Seller hereby warrants that it will not compete with the Purchaser in the business of the whole produce as it relates to the Crops under contract with Gladwin Farms, Ltd., and not compete with the Purchaser in their normal course of business in the bulk sale of berry crops to the general and institution food and nutriceutical industries. The Seller will limit its business activity to minimal berry sales to small grocery distributors within the Province of British Columbia, Canada."
     The Company's President, Mr. Henry Martens, loaned the Company $88,562 under favorable terms and conditions of 36 months at an annual interest rate of 2-1/2%. Of this $88,562 loaned to the Company by Mr. Henry Martens, $80,000 was paid to Pacific Agmark pursuant to the Purchase and Sale Agreement.
     In May 2002, the Company issued the following shares of common stock for officers and directors services. These issuances were as follows:
250,000 shares of common stock - Henry Martens, President and Board Chairman, is
------------------------------
responsible for the overall activity, Company contracts and client procurement for the overall sales of the Company on a day to day basis. In the event that a minimum of 25% of the proceeds are received and accepted by the Company, Mr. Henry Martens will be working full time for the Company, earning a salary of $100,000 per year in addition to the 250,000 shares of common stock. Mr. Martens' experience as a former Chartered Account brings business and accounting experience to the Company.
100,000  shares of common stock - Lou Sawchenko, Vice-President and Director, is
-------------------------------
responsible for a portion of the Company's sales and other business activities to be determined by the amount of proceeds derived from the offering. In the event that a minimum of 25% of the proceeds are received and accepted by the Company, Dr. Sawchenko will be working full time for the Company, earning a salary of $60,000 per year in addition to the 100,000 shares of common stock. Dr. Sawchenko's experience as a business professional and business professor provides the Company with seasoned business acumen and performance. 5,000 shares of common stock - Carol Allen, Secretary and Director is voting on
-----------------------------
corporate motions and is responsible for recording the minutes of the Board of Directors meetings and other corporate secretarial functions. Ms. Allen is committed to 3 hours per month for her services. Ms. Allen will not earn a salary, only the 5,000 shares of common stock.
2,500  shares of common stock - Marie Block, Interim Secretary and Director is a
-----------------------------
former officer and director of the Company and provided officer and directors services for the month of April, 2002 and resigning in May, 2002. During her tenure Ms. Block was involved in the contract transaction with Pacific Agmark and Gladwin Farms, Ltd and has earned the 2,500 shares of common stock for her officer and director services.
     The Board of Directors determined the amount of the shares to be issued to each of the above considering the knowledge and potential services that will be derived by the Company in the normal course of business and also the time that each of the above will dedicate to the business of the Company. There are no employment agreements for any of the Company's officers and directors. There are no Company employees at the present time and the Company does not anticipate hiring employees in the near future.
     Also in May 2000, accredited investors were sold 25,150 restricted shares of common stock of the Company's authorized common share capital for a purchase price of $1.00 per share pursuant to a Summary Offering Memorandum offered to accredited investors only. These accredited investors all reside in the country of Canada.
     In June 2002, the Company entered into an agreement with Nutri Berry Corporate Services, Inc. ("NBCS"), a British Columbia, Canada corporation. This agreement is to be considered as a non "arms-length" transaction as the President of NBCS is Michael Martens, the son of the Company's President and Board Chairman, Henry Martens. Mr. Michael Martens does not live at the same residence as Henry Martens, is 30 years old, holds a bachelors degree from Trinity Western University and has a business background in accounting and sales and marketing. NBCS provides the Company with sales and marketing services, bookkeeping, accounting and administrative services pursuant to the further implementation of the Company's business plan.
     During the period from April 2002 to June 30, 2002, the Company spent $173,562 in operational expenses that included $29,000 paid to Nutri Berry Corporate Services and $2,215 in accounting and legal expenses. The $29,000 was paid for the April, May and June contracted amount of $9,000 per month ($27,000) plus $2,000 in expenses. The nature of these services is the interfacing with Gladwin Farms, Ltd. pursuant to the Crop Purchase Agreement, the interfacing with food processors and the procurement of other potential clients for the Company's Product. This agreement is in effect for 36 months and will continue until March 31, 2005. At that time the Company may choose to continue with the services performed with NBCS or elect to pursue another alternative to the NBCS services.
     The Company has had no revenues since its inception in August, 1996, due to the fact that the Company is in the development stage mode. New management took over the Company in April, 2002. As of June 30, 2002, the Company had a net loss of $464,796 since inception.
     Nutri  Berry  incurred  operating losses of $464,796 from inception to June
30, 2002. Nutri Berry expects its accumulated deficit to grow for the foreseeable future as total costs and expenses increase due principally to increased marketing expense associated with its plans to undertake trials of its Product and services. There can be no assurances that Nutri Berry will be successful in the further implementation of its business plan or to successful generate sales of the Product to have sufficient revenues to allow the Company to operate profitably.
    For the six months period ending June 30, 2002, operational expenses were $93,289.

     Nutri Beery does not expect to generate a positive internal cash flow for at least the next two years due to expected increase in spending for salaries and the expected costs of marketing and sales activities.
     Nutri Berry currently has limited internal and external sources of liquidity.
     At this time Nutri Berry has no material commitment for capital expenditures.
     There are no known trends, events or uncertainties that are expected to have a material impact on the net sales and income from operations of the Company. The industry and the needs of the market are well established. The Company believes that it will serve a niche market with its Product and services that has yet to be served adequately. The Company's business is not subject to seasonal aspects. Even though the farming aspect of the growing of the Product is seasonal, food processing technologies allow these crops to be processed and stored on a yearly basis and not subject to a seasonal cycle.

           PLAN OF OPERATION FOR THE NEXT TWELVE MONTHS IS AS FOLLOWS:

     In order for Nutri Berry to further implement its initial business plan and to commence meaningful business operations through the end of December 31, 2002, the Company must raise at least 25% of the proceeds offered by the sale of common stock in this offering or $1,250,000. The Company anticipates that it will obtain orders for its Product that are able to be financed through traditional methods such as purchase order financing, account receivable financing, or letters of acceptance and letters of credit. There is no assurance that the Company will be able to achieve meaningful sales volume or any sales at all.

DESCRIPTION  OF  PROPERTY

     Nutri Berry owns no property. Nutri Berry's principal office is located at 20269 Fraser Highway, British Columbia, Canada V3A 4E7, which is located within the offices of the Company's President and Board Chairman, Mr. Henry Martens.
The Company is paying a rental fee of $850 per month for an office space of approximately 800 square feet general office space.


CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

     Mr. Henry Martens has negotiated all of the Company's contracts to date. All of the contracts were researched as to fair market value. The Purchase and Sale Agreement with Pacific Agmark was negotiated for the direct costs incurred by Pacific Agmark. The Crop Purchase Agreement with Gladwin Farms, Ltd. was negotiated after cross-referencing the sale price of the same crops and taking the lowest bid for comparable quality and accessibility. The agreement with NBCS was negotiated at the comparable expense that the Company would need to expend for comparable services. With a contracted service, the Company does not need to expend funds for employee withholding tax and other employee benefits. All of the contracts entered into have "non compete" clauses to protect the Company.
     Mr. Henry Martens, the Company's President and Board Chairman, owns a total of 1,475,000 shares of common stock of the Company. Mr. Martens was issued 250,000 shares of common stock for officers and directors services and Mr.
Martens previously purchased 1,000,000 shares of common stock from a previous shareholder. Mrs. Elnora Martens owns 200,000 shares of common stock that was purchased from a previous shareholder. Mr. Martens is a previous 50% owner of a British Columbia partnership, Pacific Agmark, which entered into a Purchase and Sale Agreement with the Company on April 29, 2002; Elnora Martens, wife of Henry Martens is now the 50% owner of Pacific Agmark. This agreement provides that the Company will receive all of the research, marketing studies, business contacts, and clients of Pacific Agmark for $80,000. This is a related party transaction. Pacific Agmark owns 50,000 shares of common stock that was purchased from a previous shareholder. Upon the signing of this agreement with Pacific Agmark, Mr. Henry Martens relinquished his 50% ownership of the partnership and that 50% of the partnership is now owned by Elnora Martens, wife of Henry Martens. Pacific Agmark has a non-competition clause with the Company. According to the agreement, Pacific Agmark will not compete with the business of the Company.
     On June 15, 2002, the Company entered into a contract with Nutri Berry Corporate Services, Inc., a British Columbia, Canada corporation to have Nutri Berry Corporate Services, Inc. provide all sales and marketing services, management services, bookkeeping services and to represent the Company in their Canadian contracts. The Company will pay to Nutri Berry Corporate Services, Inc. a fee of $9,000 USD per month in addition to direct expenses, approved by the Company. Mr. Michael Martens, President of Nutri Berry Corporate Services, Inc., is the son of the Company's President and Board Chairman, Mr. Henry Martens. Mr. Michael Martens has managed several family-owned businesses within the province of British Columbia. Mr. Michael Martens and is the holder of 200,000 shares of common stock of Nutri Berry and is considered an affiliate. The secretarial services provided by NBCS do not in any way conflict with the corporate secretarial services of the Company's Secretary and Director, Ms. Carol Allen. The NBCS secretarial services are pursuant to the day to day operations of the Company and the corporate secretarial services pertain to the record keeping of the corporation including the voting on corporate policies and the recording of the monthly Board of Directors meeting.

     Neither Mr. Martens nor any other officer, director or possible nominee for election as a director of the Company, nor is the owner of five percent or more of the Company's outstanding shares of common stock, nor has any member of their immediate families entered into or proposed any transaction, other than that as described in this prospectus, in which the amount involved exceeds $1,000. There are no stock options offered to any officer, director or significant employee or any other remuneration contracts except as otherwise described in this prospectus.
     There are no parent companies to the Company and no other control persons or entities other than as described in the prospectus.


MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDER  MATTERS

     As of the date of this prospectus, there are 6,199,615 shares of common stock issued and outstanding to 76 shareholders of record. No established public market presently exists for the Company's securities. The Company has no shares of common stock equity subject to outstanding purchase options or warrants. The Company has no securities convertible into its common stock equity.

     There are 5,825,150 shares of common stock that could be sold into the public marketplace under the provisions of Rule 144 or 144(k). These shares were issued over two years ago under the exemption provisions provided in
Section 4 (2) of the Securities Act of 1933, as amended. This exemption is based upon the limited number of offerees, their relationship to the Issuer, the shareholder's status as to being sophisticated investors, the amount of securities offered in such offering, and the manner in which such offering was effected. Upon effectiveness of this registration statement that includes this prospectus, a portion of the Company's shares of common stock will be eligible for sale as described above. Of the 5,825,150 shares of common stock that may be eligible for sale under Rule 144 or Rule 144(k), 1,025,000 shares of common stock are owned by Mr. Henry Martens (1,000,000 directly and 25,000 through the ownership of Pacific Agmark) and 200,000 shares of common stock are owned by Henry Marten's wife, Mrs. Elnora Martens, and 200,000 shares of common stock owned by Mr. Michael Martens. In addition to the holding requirement under Rule 144 and Rule 144(k), Mr. Henry Martens is an officer, director and majority shareholder of the Company which places further restrictions on his possible sale of shares of common stock.
     There are no shares of common stock of the Company that are subject to registration rights. There are no other shares of common stock agreements that are subject to registration rights.
     There are no shares of common stock subject to any stock option contract or any other contract. There are no stock option contracts for any officer, director of significant employees and none contemplated.
     To date, the Company has not paid any dividends on its shares of common stock and does not expect to declare or pay any dividends on its shares of common stock in the foreseeable future. The payment of any dividends will depend upon the Company's future earnings, if any, its financial condition, and other factors as deemed relevant by the Company's Board of Directors.
      The Company's shares of common stock may be considered a "penny stock" if it is traded at a price at under $5.00 or other factors. Investors should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for "penny stocks" has suffered in recent years from patterns of fraud and abuse. Such patterns include:
     (1) Control of the market for the security by one or a few broker/dealers that are often related to the promoter or to the Company;
     (2) Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
     (3) "Boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;
     (4) Excessive and undisclosed bid-ask differentials and mark-ups by selling broker/dealers; and
     (5) The wholesale dumping of the same securities by promoters and broker/dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses. One or more of the above could cause the investor to lose all or part of the investment.


DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     The Company's Articles of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Nevada law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


             AVAILABLE INFORMATION AND REPORTS TO SECURITIES HOLDERS


     Upon effectiveness of this registration statement the Company will commence filing reports, proxy statements and other information with the Securities and Exchange Commission. An investor may read and copy any report, proxy statement or other information the Company files with the Commission at their website at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.
     The Company has filed a registration statement on Form SB-2 with the Commission to register shares of the Company's common stock for sale in a public offering. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to the Company, or the Company's shares of common stock, an investor may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. An investor can review a copy of the registration statement and its exhibits and schedules at the Commission's web site, as described above. It should be noted that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.


TRANSFER  AGENT

     Nutri Berry's transfer agent is Signature Stock Transfer, 14675 Midway Road, Suite 221, Addison, Texas 75001; telephone (972) 788-4193, fax (972) 788-4194


INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL

     These experts have been retained in connection with the registration of this offering of the Company's shares of common stock. Mr. Richard Leedy, Attorney at Law, 44 West 3rd South #703, Salt Lake City, Utah 84101 was retained to provide the legal opinion regarding the corporation in connection with this offering. Mr. Richard Leedy does not own any shares of common stock of the Company. Ms. Merri Nickerson, of 4711 South Farr Road, Spokane, Washington 99206 has been engaged to provide the audited financial statements of June 30, 2002 of the Company in connection with this offering. Ms. Merri Nickerson, CPA, does not own any shares of common stock of the Company.


INVESTORS  MAY  ONLY  RELY  UPON  THE  INFORMATION  IN  THIS  PROSPECTUS

Investors should rely only on the information contained in this document. The Company has not authorized anyone to provide investors with information that is different. This prospectus is not an offer to sell shares of common stock in any state where the offer or sale is not permitted.

FINANCIAL  STATEMENTS
---------------------

Report  of  Independent  Certified Public Accountant                         41

Statement of Financial Position for the Interim Period
Ended June 30, 2002 and Years Ended December 31, 2001, 2000,
and Period from August 16,1996 to December 31,1999                           42

Statement of Loss and Accumulated Deficit for the Six Months
Ended June 30, 2002 and Years Ended December 31, 2001, 2000,
and the Period August 16, 1996 (Date of Inception) to December 31, 1999      43

Statement of Changes in Stockholders' Equity for the Period
August 16, 1996 (Date of Inception) to June 30, 2002                         44

Statement of Cash Flows for the Interim Period Ended June 30, 2002
and Years Ended December 31, 2001, 2000 and Period from August 16,1996
to December 31,1999                                                          46

Notes  to  Financial  Statements                                             47

                              MERRI NICKERSON, CPA
                                4711 S. FARR RD.
                               SPOKANE, WA  99206
                                 (509) 928-2495
                               FAX (509) 892-2166


                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Nutri Berry Industries, Inc.
Langley,  British  Columbia

I have audited the accompanying Statement of Financial Position of Nutri Berry Industries, Inc. (formerly Goldfish Industries, Inc.) as of June 30, 2002 and for the years ending December 31, 2001 and 2000 and the Period from August 16, 1996 (date of inception) through December 31, 1999 and the related Statements of Loss and Deficit, Statements of Cash Flows for period then ended and Statements Changes in Shareholder's Equity. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted accounting standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nutri Berry Industries, Inc. as of June 30, 2002 and for the years ending December 31, 2000 and 2001 and the Period from August 16, 1996 (date of inception) through December 31, 1999 and the results of its operations and its cash flows for the periods then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Nutri Berry Industries, Inc. will continue as a going concern. As discussed in Note 4 to financial statements, Nutri Berry Industries, Inc. is engaged in new operations and the ability to continue to exist as a going concern relies on the company's ability to obtain adequate financing and to generate sufficient sales. Management plans in this regard are described in Note 4. The financial statements do not include any adjustment that might result from the outcome of the uncertainty of future agreements, financing or sales.



/s/ Merri Nickerson
Merri  Nickerson,  CPA
Spokane,  WA
August 22,  2002

                          NUTRI BERRY INDUSTRIES, INC.
                      (Formerly Goldfish Industries, Inc.)
                          (A Development Stage Company)

             STATEMENT OF FINANCIAL POSITION FOR THE INTERIM PERIOD
          ENDED JUNE 30, 2002 AND YEARS ENDED DECEMBER 31, 2001, 2000,
               AND PERIOD FROM AUGUST 16,1996 TO DECEMBER 31,1999
               ==================================================




                                                  INTERIM PERIOD                                       AUG. 16, 1996
                                                  JUNE 30, 2002     DEC. 31, 2001    DEC. 31, 2000    TO DEC. 31, 1999
                                                 ----------------  ---------------  ---------------  ------------------
ASSETS
CURRENT ASSETS
   Cash                                          $        19,820   $            -   $            -   $               -
   Accounts Receivable
   Deferred Compensation                         $       297,618                -                -                   -

      Total Current Assets                       $       317,438   $            -   $            -   $               -
                                                 ----------------  ---------------  ---------------  ------------------

   Goodwill                                      $             -   $            -   $            -   $               -
                                                 ----------------  ---------------  ---------------  ------------------

   Total Other Non-Current Assets                $             -   $            -   $            -   $               -
                                                 ----------------  ---------------  ---------------  ------------------

TOTAL ASSETS                                     $       317,438   $            -   $            -   $               -
                                                 ================  ===============  ===============  ==================


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

   Accounts Payable                              $             -   $            -   $            -   $               -
   Accrued Interest Payable                                  274                -                -                   -
                                                 ----------------  ---------------  ---------------  ------------------

      Total Current Liabilities                  $           274   $            -   $            -   $               -

LONG TERM LIABILITIES

   Loan from Shareholder                         $        88,562   $            -   $            -   $               -
                                                 ----------------  ---------------  ---------------  ------------------

               Total Long Term Liabilities       $        88,562   $            -   $            -   $               -

               Total Liabilities                 $        88,836   $            -   $            -   $               -

STOCKHOLDERS' EQUITY

   Common Stock $0.001 par value
      100,000,000 shares authorized
      6,199,615 shares issued and
      outstanding                                $         6,199            5,800            5,800               5,800

   Preferred Stock $0.001 par value
               10,000,000 authorized
               No shares issued and outstanding

   Capital in Excess of Par Value                        687,199          285,434          285,434             285,434

   Deficit accumulated during
   the development stage                                (464,796)        (291,234)        (291,234)           (291,234)
                                                 ----------------  ---------------  ---------------  ------------------

               Total Stockholders'  Equity       $       228,602   $            -   $            -   $               -

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                             $       317,438   $            -   $            -   $               -
                                                 ================  ===============  ===============  ==================

   The accompanying notes are an integral part of these financial statements.

                          NUTRI BERRY INDUSTRIES, INC.
                      (Formerly Goldfish Industries, Inc.)
                          (A Development Stage Company)


                    STATEMENT OF LOSS AND ACCUMULATED DEFICIT
 FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND YEARS ENDED DECEMBER 31, 2001, 2000,
     AND THE PERIOD AUGUST 16, 1996 (DATE OF INCEPTION) TO DECENBER 31, 1999
     =======================================================================



                                             INTERIM PERIOD                                       AUG. 16, 1996
                                             JUNE 30, 2002     DEC. 31, 2001    DEC. 31, 2000    TO DEC. 31, 1999
                                            ----------------  ---------------  ---------------  ------------------
REVENUE                                     $             1   $            -   $            -   $               -
                                            ----------------  ---------------  ---------------  ------------------

OPERATING EXPENSES
   Organizational expenses                            80,000  $             -   $            -   $           1,238
   General & Admin. Expenses                          93,289                -                -             289,996
   Interest Expense                                      274
                                            ----------------  ---------------  ---------------  ------------------

      Total Operational expenses                     173,563                -                -             291,234
                                            ----------------  ---------------  ---------------  ------------------

LOSS FROM OPERATIONS                        $      (173,562)  $            -   $            -   $        (291,234)
                                            ================  ===============  ===============  ==================


NET (LOSS)                                         (173,562)               -   $            -            (291,234)

ACCUMULATED DEFICIT BEGINNING OF PERIOD            (291,234)        (291,234)        (291,234)                  -
                                            ----------------  ---------------  ---------------  ------------------

ACCUMULATED DEFICIT END OF PERIOD           $      (464,796)  $     (291,234)  $     (291,234)  $        (291,234)
                                            ================  ===============  ===============  ==================


NET LOSS PER COMMON SHARE

   Basic                                            (0.0750)         (0.0502)         (0.0502)            (0.0502)


WEIGHTED AVERAGE
OUTSTANDING SHARES
   Basic                                          6,199,615        5,800,000        5,800,000           5,800,000

   The accompanying notes are an integral part of these financial statements.

                          NUTRI BERRY INDUSTRIES, INC.
                      (Formerly Goldfish Industries, Inc.)
                          (A Development Stage Company)


                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
      FOR THE PERIOD AUGUST 16, 1996 (DATE OF INCEPTION) TO JUNE 30, 2002
      ===================================================================




                                                                      COMMON STOCK             CAPITAL IN
                                                                      -------------             EXCESS OF       ACCUMULATED
                                                                   SHARES      AMOUNT           PAR VALUE         DEFICIT
                                                                ---------     -------         -----------     -------------
Balance August 16, 1996                                                 -      $    -           $       -       $        -

   Issuance of common stock for predecessor Corporation
      Organization expenses - Aug. 20, 1996                            80                           1,238                -

   Issuance of common stock
      for officer's and director's services - July 28, 1999        20,000          20                 980                -

   Issuance of common stock for
       Agreement with Golden Gate
       Marketing July 28, 1999                                  5,790,000       5,790             283,710                -

   Issuance of common stock
       for services - July 30, 1999                                59,920          60               2,936                -

   Issuance of common stock
       for prepaid advertising expenses - August 1, 1999           10,000          10                 490                -

   Return of common stock
       August 5, 1999                                             (80,000)        (80)             (3,920)               -

   Net operating Loss for the year ended
       December 31, 1996                                                -           -                   -           (1,238)

   Net operating Loss for the year ended
       December 31, 1997                                                -           -                   -                -

   Net operating Loss for the year ended
       December 31, 1998                                                -           -                   -                -

   Net operating Loss for the year ended
       December 31, 1999                                                -           -                   -         (289,996)
                                                                ---------     -------         -----------     -------------

       BALANCE DECEMBER 31, 1999                                5,800,000       5,800             285,434         (291,234)

   Net operating Loss for the year ended
       December 31, 2000                                                -           -                   -                -
                                                                ---------     -------         -----------     -------------

       BALANCE DECEMBER 31, 2000                                5,800,000       5,800             285,434         (291,234)


                                       44


   Net operating Loss for the year ended
       December 31, 2001                                                -           -                   -                -
                                                                ---------     -------         -----------     -------------


       BALANCE DECEMBER 31, 2001                                5,800,000     $ 5,800         $   285,434     $   (291,234)


   Issuance of common stock
       for services - May 28, 2002                                357,500         358             357,143                -

   Issuance of common stock
       at $1.00 par value - May 28, 2002                           25,150          25              25,123                -

   Issuance of common stock
       at $1.00 par value - June 27, 2002                          16,965          17              16,949                -

   Additional Paid-in Capital
       For Rent and Salaries - June 30, 2002                            -           -               2,550                -

   Issuance of common stock
       June 30, 2002                                                    -           -                   -         (173,562)
                                                                ---------     -------         -----------     -------------

       BALANCE JUNE 30, 2002                                    6,199,615     $ 6,199         $   687,199     $   (464,796)
                                                                =========     =======         ===========     =============

   The accompanying notes are an integral part of these financial statements.

                          NUTRI BERRY INDUSTRIES, INC.
                      (Formerly Goldfish Industries, Inc.)
                          (A Development Stage Company)


                 STATEMENT OF CASH FLOWS FOR THE INTERIM PERIOD
           ENDED JUNE 30, 2002 AND YEARS ENDED DECEMBER 31, 2001, 2000
               AND PERIOD FROM AUGUST 16,1996 TO DECEMBER 31,1999
               ==================================================




                                                              INTERIM PERIOD                                     AUG. 16, 1996
                                                              JUNE 30, 2002    DEC. 31, 2001   DEC. 31, 2000    TO DEC. 31, 1999
                                                             ----------------  --------------  --------------  ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net Loss for period                                      $      (173,562)  $            -  $            -  $        (291,234)
    Add/deduct items not affecting cash
        Increase in interest payable                                     274
        Increase in Deferred Compensation                           (297,618)
                                                             ----------------  --------------  --------------  ------------------

        Net cash provided or (used) by operating activities         (470,906)               -               -           (291,234)


CASH FLOWS FROM INVESTING ACTIVITIES
                                                                           -                -               -                  -
                                                             ---------------  ---------------  --------------  -----------------
        Net cash provided or (used) by investing activities                -                -               -                  -


CASH FLOWS FROM FINANCING ACTIVITIES
    Loan from Shareholder                                             88,562                -               -                  -
    Sale of common stock                                             402,164                -               -            291,234
                                                             ----------------  --------------  --------------  ------------------

        Net cash provided or (used) by investing activities          490,726                -               -            291,234


NET INCREASE (DECREASE) IN CASH                                       19,820                -               -                  -

CASH AT BEGINNING OF PERIOD                                                -                -               -                  -


CASH AT END OF PERIOD                                        $        19,820   $            -  $            -  $               -
                                                             ================  ==============  ==============  ==================


   The accompanying notes are an integral part of these financial statements.

                          NUTRI BERRY INDUSTRIES, INC.
                          NOTES TO FINANCIAL STATEMENTS



1.     THE  COMPANY
       ------------

Nutri Berry Industries, Inc. was established as a Canadian Corporation (Goldfish Resources, Inc.) on August 16, 1996 in the jurisdiction of British Columbia, Canada.

On July 20, 1999, the Company was organized as Goldfish Industries, Inc. under the laws of the State of Nevada and changed its domicile to the state of Nevada by virtue of a Plan of Merger and Reorganization and Change of Domicile with the Nevada corporation on August 3, 1999 adopted by the Board of Directors of each corporation. By this merger, each share of stock in the non-survivor corporation will be exchanged on a one to one (1:1) basis in the survivor corporation. The survivor corporation will be the Nevada corporation. All assets, liabilities and obligations were vested in this survivor corporation.

The Company then changed its name to Nutri Berry Industries, Inc. on April 29, 2002.

The Company has authorized 100,000,000 shares of common stock at a par value of $0.001 and 10,000,000 shares of preferred stock at a par value of $0.001. The Company has issued 6,199,615 shares of common stock and are outstanding as of June 30, 2002. There are no shares of preferred stock issued or outstanding.

The Company is engaged in the wholesale produce business, specializing in the crops of blueberries and cranberries. Product distribution is directed to (1) the general food industry and (2) the recently developed nutriceutical industry for the manufacturing of health foods, functional food, vitamins and other supplements.



2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
       ----------------------------------------------

Accounting  Methods
-------------------

This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management which is responsible for its integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

As of June 30, 2002, the Company is in the development stage and had no operations; accordingly these financial statements are prepared in accordance with SFAS 7, "Accounting and Reporting by Development Stage Enterprises" as issued by the Financial Accounting Standards Board.

Stock  Based  Compensation
--------------------------

In 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation. As permitted by this Standard, the Company will continue to measure compensation cost using the intrinsic value-based method of accounting prescribed by the Accounting Principles Board
(APB)  Opinion  No.  25,  Accounting  for  Stock  Issued  to  Employees.

Basic  and  diluted  Net  Income  (Loss)  Per  Share
----------------------------------------------------

Net loss per share is provided in accordance Financial Accounting Standards No. 128 (FAS No. 128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted-average number of common shares during the period. Diluted loss per share reflect the per share amount that would resulted if dilutive common stock equivalents had been converted to common stock. No stock options were available or granted during the periods presented.

Dividend  Policy
----------------

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception and it is unlikely that dividends will be paid in the foreseeable future.

Income  Taxes
-------------

On June 30, 2002, the Company had a net operating loss available for carry forward of $213,562. The income tax benefit of approximately $32,034 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is interminable since the Company has no operations. The loss carry forward will expire in 2022.

Financial  Instruments
----------------------

The carrying amounts of financial instrument are considered by management to be their estimated fair values.

Estimates  and  Assumptions
---------------------------

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of the assets and liabilities, disclosure of contingent asset and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing these financial statements.

Comprehensive  Income
---------------------

The Company adopted Statement of Financial Accounting Standards No. 130. The adoption of the standard had no impact on the total stockholder's equity.

Property  and  Equipment
------------------------

Property and equipment are stated at the lower of cost or fair market value. Depreciation is computed for financial statement purposes as well as for federal income tax purposes using the MACRS (Modified Accelerated Cost Recovery System) method of depreciation. Equipment is depreciated over five years. Software is amortized over five years.

Foreign  Exchange
-----------------

All activity was originally based on Canadian dollars. On August 3, 1999, at the time of merger with Nevada corporation (see The Company above) all amounts were recharacterized using the translation rate in effect August 3, 1999 of (C$/US$) 1.4948 or multiplier of .668986.

Salaries
--------

     In the event that 25% of the shares of common stock are sold by the Company, the Company intends to pay salaries to the president, vice-president and minimal secretarial services. The salary for the president will be $100,000 per year and the salary for the vice-president will be $60,000 per year. These amounts will be paid at that time and until these shares are sold Nutri Berry Corporate Services, Inc. will be performing the sales and marketing, accounting, consultation, bookkeeping, administrative and marketing assistance as necessary for the Company.

3.     SIGNIFICANT  TRANSACTIONS  WITH  RELATED  PARTIES

On April 29, 2002, the Company entered into a Purchase and Sale Agreement with Pacific Agmark, of Abbotsford, British Columbia, for their marketing studies, existing business with local growers and potential customers pertaining to wholesale distribution of blueberries and cranberries, both fresh and fresh frozen and their concentrates for a fee of $80,000. Pacific Agmark already owns 50,000 shares of common stock of the Company. Mrs. Elnora Martens, wife of Henry Martens, President and Board Chairman of the Company, owns 200,000 shares of common stock of the Company and 50% of Pacific Agmark which owns 50,000 shares of common stock of the Company which gives Mr. Martens a total beneficial
ownership  of  1,475,000  shares  of  common  stock.   In  addition,  minority
shareholder, Mr. Darrel Thune, the shareholder of record of 40,000 shares of common stock owns the other 50% of Pacific Agmark which gives Mr. Thune a total beneficial ownership of 65,000 shares of common stock in the Company. The Company immediately entered into an agreement with Gladwin Farms, Ltd., a client of Pacific Agmark, to purchase Gladwin Farms, Ltd. berry crops for 2002 and the right to purchase 2003 and 2004 berry crops.

In May 2002, Mr. Henry Martens loaned $88,562 to the Company. This loan has a term of three years and was made in part to finance the Purchase and sale agreement of Pacific Agmark. Interest is being accrued at a rate of 2.5% per annum and payments are to begin when the Company has received and accepted 50% of the stock offering.

On June 15, 2002, the Company entered into an agreement with Nutri Berry Corporate Services, Inc., a British Columbia corporation. This corporation will manage the corporate services to more easily facilitate the legal operations in Canada. These services include sales and marketing, accounting, consultation, bookkeeping, administrative and marketing assistance to be performed from time to time. This agreement is for $9,000 per month and direct and approved expenses and expires in three years (March 31, 2005) and is renewable at the Company's option. Mr. Michael Martens, President and sole Shareholder of Nutri Berry Corporate Services Inc., is a Canadian businessman and son of Mr. Henry Martens. Mr. Michael Martens also is a shareholder of record owning 200,000 shares of common stock.

4.     GOING  CONCERN

The Company intends to further develop its interest in the agreement outlined in
Note 3 however, the Company does not have the working capital necessary to be successful in this effort and is solely dependent upon obtaining equity financing.

Continuation of the Company as a going concern is dependent upon the Company obtaining additional working capital. There is no assurance that the Company will be able to obtain any financing or to continue as a going concern.

PART  II

INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

Item  24.  Indemnification  of  Directors,  Officers,  Employees  and  Agents.

     The Registrant's certificate of incorporation limits the liability of the Registrant's directors to the maximum extent permitted by Nevada law. Nevada law provides that a director of a corporation will not be personally liable for monetary damages for breach of that individual's fiduciary duties as a director except for liability for (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) unlawful payments of dividends or unlawful stock repurchases or redemptions, or
(4) any transaction from which the director derived an improper personal benefit.

     This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Nevada corporation law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. The Nevada General Corporation Law provides that this is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     The Registrant's certificate of incorporation and bylaws provide that the Registrant is required to indemnify its directors and officers to the maximum extent permitted by law. The Registrant's bylaws also require the Registrant to advance expenses incurred by an officer or director in connection with the defense of any action or proceeding arising out of that party's status or service as a director or officer of the Registrant or as a director, officer, employee benefit plan or other enterprise, if serving as such at the Registrant's request. The Registrant's bylaws also permit the Registrant to secure insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity. The Registrant intends to enter into indemnification agreements with its directors and some of its officers containing provisions that (1) indemnify, to the maximum extent permitted by Nevada law, those directors and officers against liabilities that may arise by reason of their status or service as directors or officers except liabilities arising from willful misconduct of a culpable nature, (2) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and (3) to obtain directors' and officers' liability insurance if maintained for other directors or officers.

Item  25.  Other  Expenses  of  Issuance  and  Distribution.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.


Securities and Exchange
Commission registration fee                                            $ 1,195
Print expenses                                                         $ 1,250
Legal fees and expenses                                                $ 5,000
Accounting fees and expenses                                           $ 4,000
Transfer agent's fee and expenses                                      $   500
Miscellaneous (Estimate)                                               $ 3,055
                                                                       -------
Total                                                                  $15,000
------------------------------


Item  26.  Recent  Sales  of  Unregistered  Securities.


     August 1, 1999 - The Company authorized 10,000 shares of common stock to be
     --------------
issued to Co-Media Ventures Group in exchange for prepaid advertising for the cigar project. Co-Media Ventures Group requested that their shares be issued directly to their Co-Media Ventures Group shareholders. These shares of common stock were issued at a price of $.05 per share which was determined to be the fair market wholesale value of the advertising.

     July  28, 1999 - The Company authorized 5,790,000 shares of common stock to
     --------------
Golden Gate Marketing for the rights to manufacture Cuban seed cigars in the Dominican Republic and to market the cigars in the North American market. These shares of common stock were issued to Golden Gate Marketing on September 18, 1999. This Cuban-seed cigar project was abandoned by the Company in December, 2001. Golden Gate Marketing sold their shares of stock to Henry Martens and Elnora Martens and others persons and entities that are not officers, directors, significant employees or affiliates as defined by Rule 405 of the Securities Act of 1933, as amended. These shares of common stock were issued at a price of $.05 which was determined to equal the amount of expenses incurred in the marketing research, travel and other expenses incurred by Golden Gate Marketing in pursuing this business plan.

    May  29,  2002  -  The Company issued 357,500 shares of common stock to the
     --------------
Company's officers and directors and one interim director for their officers' and directors' services to December 31, 2002 to the following persons:
                 Henry Martens - 250,000 shares of common stock
                 Lou Sawchenko - 100,000 shares of common stock
                   Carol Allen -   5,000 shares of common stock
                   Marie Block -   2,500 shares of common stock
     These shares of common stock were issued at a price of $1.00 commensurate with the services to be performed by the officers and directors.

     May  29,  2002  -  The  Company  issued  25,150  shares  of common stock to
     --------------
sophisticated investors for $1.00 per share of common stock to the following non United States citizens:
              George & Anne Sawtzky - 15,000 shares of common stock
                     Kathleen Thune -  5,150 shares of common stock
                Douglas Porterfield -  5,000 shares of common stock

     June  27,  2002  -The  Company  issued  16,965  shares  of  common stock to
     ------------------
sophisticated investors for $1.00 per shares of common stock to the following non United States citizens:
                    Richard Barnes -  6,525 shares of common stock
                        Wim P. Nan - 10,440 shares of common stock

     These shares of common stock were issued at a price of $1.00 per share which was the amount paid per share of common stock by the investors.


     For all of the above issuances, Nutri Berry relied upon Section 4(2) of the Act. In each instance, such reliance was based upon the fact that (i) the issuance of the shares did not involve a public offering; (ii) the offers and sales were made in compliance with Rules 501 and 502; (iii) the securities were subject to Rule 144 limitation on resale; (iv) the limited number of offerees;
(v) the manner in which it was issued; (vi) the relationship of the shareholder to the Issuer; (vii) the amount of shares issued; and (viii) each of the parties is a sophisticated purchaser and had full access to the information on Nutri
Berry necessary to make an informed investment decision by virtue of the due diligence conducted by the purchaser or available to the purchaser prior to the transaction.
     Golden Gate Marketing sold or distributed their shares to various shareholders, all of whom reside outside of the United States.


Item 27. Exhibits.

(a)      Exhibits:
The following exhibits are filed as part of this registration statement:

     Exhibit      Description
     -------      -----------
      2.1*        Articles of Merger & Plan or Reorganization and Change of
                  Domicile
      3.1*        Articles of Incorporation of Goldfish
                  Industries, Inc. (predecessor company)
      3.2         By-laws of Nutri Berry
      3.3*        Certificate of Amendment to the Articles of Incorporation
      4.2         Stock Subscription Agreement
      5.1         Opinion of Legal Counsel
     10.1         Purchase & Sale Agreement - Nutri Berry and Pacific Agmark
     10.2*        Crop Purchase Agreement - Nutri Berry and Gladwin Farms, Ltd.
     10.3         Agreement - Nutri Berry Corporate Services, Inc.
     23.1         Consent of Auditor
-----------
* Previously filed with the SEC on July 5, 2002 in Form SB-2.

Item  28.  Undertakings.

(A)     The  undersigned  Registrant  hereby  undertakes:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and
          (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(B)     Undertaking  Required  by  Regulation  S-B,  Item  512(h).


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defence of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                           Title                    Date
------------                         -----                    ----

/s/ Mr. Henry Martens       President/Board Chairman          August 22, 2002
---------------------

/s/  Dr.  Lou  Sawchenko    Vice  President/Director          August 22, 2002
------------------------

/s/  Ms.  Carol  Allen      Secretary/Treasurer/Director      August 22,  2002
----------------------